Exhibit 10.4
WEX INC.
2023 GRANT
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AWARD AGREEMENT (“Agreement”) is entered into by and between WEX Inc., a Delaware corporation (the “Company”), and the Grantee named on the attached Memorandum (the “Memorandum”), effective as of the Date of Grant set forth on such Memorandum, pursuant to the terms and conditions of the WEX Inc. Amended and Restated 2019 Equity and Incentive Plan (the “Plan”).
WHEREAS, the Company has the authority under and pursuant to the Plan to grant awards to eligible employees of the Company and its subsidiaries; and
WHEREAS, the Company desires to grant the Award to the Grantee subject to the terms and conditions of the Plan and this Agreement.
In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:
1.    The Plan. The Award granted to the Grantee hereunder is made pursuant to the Plan. A copy of the prospectus for the Plan has been provided to the Grantee and the applicable terms of such Plan are incorporated herein by reference. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.
2.    Award.     Concurrently with the acknowledgement of this Agreement and concurrently with and contingent upon the Grantee’s acknowledgement of the Memorandum, and further subject to the terms and conditions set forth in the Plan and this Agreement, including without limitation, the Grantee’s agreement to comply with the obligations set forth in Paragraphs 4 and 5 below, the Company hereby grants the number of Restricted Stock Units indicated in the Memorandum to the Grantee. Each Restricted Stock Unit entitles the Grantee, upon vesting, to one share of Common Stock based on continued employment or otherwise as set forth in this Agreement. In accepting this Award, the Grantee agrees to be bound by any clawback policy that the Company has adopted or may adopt in the future, to the fullest extent permitted by applicable law.
3.    Vesting and Settlement of Restricted Stock Units.
(a)    Upon the vesting of the Award, as described in this Paragraph, the Company shall deliver for each Restricted Stock Unit that becomes vested, one share of Common Stock; provided, however, that the Company shall withhold from the Grantee at the time of delivery of the Common Stock the amount that the Company determines necessary to pay applicable withholding taxes as and to the extent provided in Paragraph 10 below. Subject to Sub-paragraph 10(c), the Common Stock shall be delivered as soon as practicable following the applicable Vesting Date or event set forth below, but in any case, within thirty (30) days after such date or event.
(b)     Subject to Sub-paragraphs 3(c), (d) and (e) and Paragraphs 4 and 5, as set forth in the Memorandum, one-third (1/3) of the total number of Restricted Stock Units subject to this Award shall become vested on each of the first three (3) anniversaries of the Date of Grant (each, a “Vesting Date”), in each case, so long as the Grantee remains employed with the Company or its subsidiaries through each such Vesting Date and such vested Restricted Stock Units shall be settled in accordance with Sub-paragraph 3(a).
(c)    Notwithstanding Sub-paragraph 3(b), upon the Grantee’s death, the Award shall become immediately and fully vested as to the number of Restricted Stock Units set forth in the Memorandum that have not yet vested pursuant to Sub-paragraph 3(b) and such Restricted Stock Units shall be settled in accordance with Sub-paragraph 3(a), subject to any terms and conditions set forth in the Plan or imposed by the Leadership Development and Compensation Committee of the Board of Directors (the “Committee”).
(d)    Notwithstanding Sub-paragraph 3(b), if after six (6) months of employment have been completed following the Date of Grant set forth in the Memorandum, and prior to the date that all of the Restricted Stock Units have vested, the Grantee’s employment with the Company terminates by reason of Retirement, the portion of the Restricted Stock Units that is not then vested shall continue to vest and be settled in accordance with the schedule set forth in Sub-paragraphs 3(a) and 3(b) above, subject to (i) the Grantee’s continued compliance with the provisions of this Agreement on each such date, including without limitation Paragraphs 4 and 5 hereof, (ii) the Grantee’s execution of a separation agreement and release of claims in a form determined by the Company and agreed with the Grantee (and executed by deed where appropriate), within the consideration period specified in such agreement following the date of such termination (such period ending on the date of such agreement’s execution, the “Consideration Period”) and the Grantee’s non-revocation of the execution of such agreement during the revocation period specified in such agreement following the expiration of the Consideration Period (the “Revocation Period”) and (iii) the Grantee’s successful completion of the Grantee’s transitional duties prior to the date of such termination; provided, that, (A) in the event of the Grantee’s death following the Grantee’s Retirement and prior to the final Vesting Date, the unvested portion of the Award shall immediately and fully vest and be settled in accordance with Sub-paragraphs 3(a) and 3(c) above, subject to any terms and conditions set forth in the Plan or imposed by the Committee and (B) in the event that any Vesting Date occurs following the date of such termination, but prior to the expiration of the Revocation Period, the Restricted Stock Units that would otherwise vest on such Vesting Date and be settled on or within thirty (30) days following such Vesting Date in accordance with Sub-paragraphs 3(a) and (b) shall instead vest and be settled on the date immediately following the expiration of the Revocation Period (or, if the Consideration Period and the Revocation Period could span two (2) calendar years, the Restricted Stock Units shall be vested and settled on the first regularly scheduled payroll date during the second calendar year). For purposes of this Agreement, “Retirement” shall mean termination of employment upon at least six (6) months of prior written notice by the Grantee to the Grantee’s direct manager at the Company, and other than for Cause (as defined in the Plan), provided that the Grantee has satisfied at the time of notice any of the following: (i) on or after the attainment of fifty-five (55) years of age and ten (10) full continuous years of service, (ii) on or after the attainment of sixty (60) years of age and five (5) full continuous years of service or (iii) on or after the attainment of sixty-five (65) years of age and two (2) full continuous years of service, in each case, as determined by the Company’s HRIS. Notwithstanding the foregoing, if (i) the Company receives a legal opinion that there has been a legal judgment and/or legal development in the Grantee’s jurisdiction that likely would result in the favorable treatment that applies to the Award under this Sub-paragraph 3(d) being deemed unlawful, or (ii) any of the restrictive covenants set forth in the provisions of Paragraphs 4 and/or 5 hereof are held by any court or government authority (or otherwise deemed) to be void, unlawful or unenforceable as written with respect to the Grantee, the provisions of Sub-paragraph 3(d) will not be applicable to the Grantee and the remaining provisions of Paragraph 3 will govern.
(e)    Notwithstanding Sub-paragraph 3(b):
(i)     upon a “Change in Control” of the Company, if the surviving entity does not agree to assume the obligations set forth in the Agreement, then the Award shall become immediately and fully vested and the Award shall be settled in accordance with Sub-paragraph 3(a) above, subject to any terms and conditions set forth in the Plan or imposed by the Committee; provided, however, that (A) in the event that the Restricted Stock Units constitute the payment of nonqualified deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and (B) the Change in Control does not constitute a “change in control event” within the meaning of Section 409A of the Code, the Restricted Stock Units shall vest immediately upon such Change in Control but shall be payable in accordance with the schedule set forth in Sub-paragraphs 3(a) and 3(b) hereof, or earlier as set forth in Sub-paragraphs 3(a) and 3(c); and

(ii)     upon a Change in Control, if the surviving entity does agree to assume the obligations set forth in the Agreement, then the Award shall be subject to the provisions to Section 10(c)(2) of the Plan, provided, however, that (A) in the event that the Restricted Stock Units constitute the payment of nonqualified deferred compensation within the meaning of Section 409A Code and (B) the Change in Control does not constitute a “change in control event” within the meaning of Section 409A of the Code, the Restricted Stock Units shall vest immediately upon the applicable termination of employment pursuant to Section 10(c)(2) of the Plan but shall be payable in accordance with the schedule set forth in Sub-paragraphs 3(a) and 3(b) hereof, or earlier as set forth in Sub-paragraphs 3(a) and 3(c).
For purposes of this Agreement, “Change in Control” shall have the meaning set forth in the Plan.
    4.     Confidential and Proprietary Information.
(a)    The Grantee acknowledges that in connection with his/her employment with the Company and/or its subsidiaries, the Grantee is placed in a position of confidence and trust with the Company and/or its subsidiaries, and in line with that position has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone any Confidential and Proprietary Information, except in the proper course of the Grantee’s duties to the Company, as required by law or as authorized by the Board of Directors. “Confidential and Proprietary Information” includes but is not limited to all Company and/or its subsidiaries’ trade secrets, business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and all other documentation, business knowledge, data, material, property and supplier lists, and developments owned, possessed or controlled by the Company and/or its subsidiaries, regardless of whether possessed or developed by the Grantee in the course of his/her employment. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. The Grantee understands that such information is owned and shall continue to be owned solely by the Company, and hereby represents that he/she has not and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information. The Grantee acknowledges that he/she has complied and will continue to comply with this commitment, both as an employee and after the termination of his/her employment.
Notwithstanding the foregoing, Confidential and Proprietary Information does not include any information that: (1) is already in the public domain or becomes available to the public through no breach by the Grantee of this Agreement; (2) was lawfully in the Grantee’s possession prior to disclosure to the Grantee by the Company and/or its subsidiaries; (3) is lawfully disclosed to the Grantee by a third party (other than the Company, or any of its representatives, agents or employees) without any obligations of confidentiality attaching to such disclosure; (4) is developed by the Grantee entirely on his/her own time without the Company’s and/or its subsidiaries’ equipment, supplies or facilities and does not relate at the time of conception to the Company’s and/or its subsidiaries’ business or actual or demonstrably anticipated research or development; or (5) is lawfully acquired by a non-supervisory employee about wages, hours or other terms and conditions of employment when used for purposes protected by §7 of the National Labor Relations Act such as discussing wages, benefits or terms and conditions of employment, or other legally protected concerted activity for mutual aid or protection of laborers. Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public or are in the public domain.
(b)    The provisions in this Agreement do not prohibit the Grantee from communicating with any governmental authority or making a report in good faith and with a reasonable belief of any violations of law or regulation to a governmental authority, or from testifying or participating in a legal proceeding relating to such violations, including providing documents or information or making other disclosures protected or required by any whistleblower law or regulation to the Securities and Exchange Commission, the Department of Labor, or any other appropriate government authority. This may include disclosure of trade secret or confidential information within the limitations permitted by the 2016 Defend Trade Secrets Act (DTSA). The Grantee understands, agrees and acknowledges that under the DTSA, (1) no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (A) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (2) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. Notwithstanding the foregoing, the Grantee expressly agrees to honor the confidentiality obligations in this Agreement and will only share Confidential and Proprietary Information with the Grantee’s attorney or with the government agency or entity in accordance with this Paragraph. Further, nothing in this Agreement limits or affects Grantee’s right to disclose or discuss sexual harassment or sexual assault disputes. Nothing in this Agreement shall be construed to permit or condone unlawful conduct, including but not limited to the theft or misappropriation of Company property, trade secrets or information.
5.    Non-Competition and Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date (in each case, except with respect to Sub-paragraph 5(f), which restrictions apply in perpetuity), he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise:
(a)    Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company with whom the Grantee directly performed any services or had any direct business contact;
(b)    Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information;
(c)     Utilize the Company’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company;
(d)    Solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company within sixty (60) days preceding that individual’s hire by the Grantee or his/her subsequent employer;
(e)    Become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity), own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise. For purposes of this Sub-paragraph 5(e), a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s employment with the Company or within six (6) months after the Grantee’s termination of employment with the Company or its subsidiaries, owned or controlled. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. The restrictions in this Paragraph 5 shall be effective and binding only to the extent permissible under Rule 5.6 of the Maine Rules of Professional Conduct or any similar rule governing the practice of law that is applicable to the Grantee. The restrictions in this Paragraph shall not be construed to prevent the Grantee from, following the termination of his/her employment with the Company, working for a business entity that does not compete with the Company or its subsidiaries simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Paragraph will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The restrictions in this Paragraph shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company’s and its subsidiaries’ businesses are conducted internationally and agrees that the provisions in this Paragraph shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company; and/or
(f)    Subject to Sub-paragraph 4(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a

“group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraphs 4 or 5 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law.
The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event he/she breaches any part of Paragraphs 4 or 5 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if he/she breaches any covenant set forth in Paragraph 5, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach.
If any one or more provisions of Paragraphs 4 or 5 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Paragraphs 4 or 5 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled.
The Grantee agrees, during (i) the twelve (12) month period following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.

Mindful of the obligations set forth in Paragraphs 4 and 5, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.
6.    Termination of Employment. Notwithstanding any other provision of the Plan to the contrary and except to the extent explicitly provided otherwise in this Agreement, upon the termination of the Grantee’s employment with the Company and its subsidiaries for any reason whatsoever, the Award, to the extent not yet vested, shall immediately and automatically terminate; provided, however, that the Committee may, in its sole and absolute discretion agree to accelerate the vesting of the Award, upon termination of employment or otherwise, for any reason or no reason, but shall have no obligation to do so, and in each case to the extent permitted by Section 409A of the Code.
For purposes of the Plan and the Award, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company or its subsidiaries following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation, provided that, to the extent the Restricted Stock Units constitute the payment of nonqualified deferred compensation within the meaning of Section 409A of the Code, “termination of employment” or like terms shall mean “separation from service” within the meaning of Section 409A of the Code, the determination of which shall be made by the Company which determination the Grantee hereby agrees to be bound. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries.
7.    No Assignment. Except as expressly permitted under the Plan, this Agreement may not be assigned by the Grantee by operation of law or otherwise.
8.    No Rights to Continued Employment or Service. Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the employ of or other service to the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company to terminate such employment or service.
9.    Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.
10.    Tax Obligations; Section 409A.
(a)As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that he/she is responsible for the payment of income and employment taxes (and any other taxes) payable in connection with the vesting of an Award. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes required to be withheld by the

Company. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. For the avoidance of doubt, to the extent that any taxes are payable with respect to the Award prior to the delivery of any Common Stock to the Grantee in settlement of any vested Restricted Stock Unit, the Company shall withhold such taxes from any other amounts payable to the Grantee, as permitted by law.
(b)Notwithstanding 10(a), the Company will retain and withhold from delivery at the time of vesting that number of shares of Common Stock having a fair market value equal to the taxes required to be withheld by the Company from the Grantee, which retained shares shall fund the payment of such taxes by the Company on behalf of the Grantee.
(c)Notwithstanding any provision of this Agreement, if the Restricted Stock Units constitute the payment of nonqualified deferred compensation within the meaning of Section 409A of the Code, then any payment with respect to this Award upon the Grantee’s termination of employment shall be delayed until the six (6)-month anniversary of the date of the Grantee’s termination of employment to the extent necessary to comply with Code Section 409A(a)(B)(i).
(d)The Company may neither accelerate nor defer payment of the shares of Common Stock hereunder unless permitted or required by Section 409A of the Code. The shares of Common Stock or any other amount payable on each Vesting Date shall constitute a separate payment for purposes of Section 409A of the Code. This Agreement and the Restricted Stock Units granted hereunder are intended to comply with, or be exempt from, Section 409A of the Code and shall be interpreted consistently therewith. Notwithstanding the foregoing, the Company shall have no liability to the Grantee or to any other person if this Agreement and the Restricted Stock Units granted hereunder are not so exempt or compliant with Section 409A of the Code.
11.    Notices. Except as otherwise provided in Sub-paragraph 3(d), any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in the regular mail, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in the Grantee’s employment records (or such other address as the Grantee may designate in writing to the Company), or to the Company, 97 Darling Avenue, South Portland, ME 04106, Attention: Chief Legal Officer, or such other address as the Company may designate in writing to the Grantee.
12.    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
13.    Amendments; Severability.
(a)This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.
(b)The provisions of this Agreement are severable, such that in the event any provision of this Agreement is found to be unenforceable, in whole or in part, the remainder of this Agreement will nevertheless be binding and enforceable.
14.    Authority. The Committee has complete authority and discretion to determine Awards, and to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding and conclusive on all parties.
15.    Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock underlying or relating to any Award until the issuance of a stock certificate to the Grantee in respect of such Award.

IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.
WEX INC.

By:     Melissa Smith
Its:    Chair and Chief Executive Officer

EXHIBIT A

Restricted Stock Unit Award Agreement

Country and State Specific Provisions
This Exhibit A includes special terms and conditions applicable to Awards granted to such Grantee under the Plan if the Grantee resides and/or works in one of the jurisdictions listed below. These terms and conditions are in addition to or, if so indicated, in replacement of the terms and conditions set forth in the Agreement.
This Exhibit A also includes information regarding Confidential and Proprietary Information, Non-Competition, Non-Solicitation and certain other issues of which the Grantee should be aware with respect to the Grantee’s receipt of the Restricted Stock Units and participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective jurisdictions as of March 2023. However, such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Grantee vests in the Restricted Stock Units, acquires shares (or the cash equivalent) or sells the Common Stock acquired under the Restricted Stock Units.
In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation and the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s jurisdiction may apply to the Grantee’s situation.
Finally, if the Grantee is a citizen or resident of a jurisdiction other than the one in which the Grantee is currently residing and/or working, transfers employment and/or residency to another jurisdiction after the Award is granted or is considered a resident of another jurisdiction for local law purposes, the terms and conditions and notifications contained herein may not be applicable to the Grantee. The Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

Australia
Confidential and Proprietary Information:
The following provisions replace Paragraph 4 of the Agreement in its entirety:
4.    Confidential and Proprietary Information. The Grantee acknowledges that in connection with his/her employment with the Company and/or its subsidiaries, the Grantee is placed in a position of confidence and trust with the Company, and in line with that position has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone any Confidential and Proprietary Information, except in the proper course of the Grantee’s duties to the Company, as required by law or as authorized by the Board of Directors. “Confidential and Proprietary Information” includes but is not limited to all Company and/or its subsidiaries’ trade secrets, business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and all other documentation, business knowledge, data, material, property and supplier lists, and developments owned, possessed or controlled by the Company and/or its subsidiaries, regardless of whether possessed or developed by the Grantee in the course of his/her employment. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. The Grantee understands that such information is owned and shall continue to be owned solely by the Company, and hereby represents that he/she has not and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information. The Grantee acknowledges that he/she has complied and will continue to comply with this commitment, both as an employee and after the termination of his/her employment.
Notwithstanding the foregoing, Confidential and Proprietary Information does not include any information that: (1) is already in the public domain or becomes available to the public through no breach by the Grantee of this Agreement; (2) was lawfully in the Grantee’s possession prior to disclosure to the Grantee by the Company and/or its subsidiaries; (3) is lawfully disclosed to the Grantee by a third party (other than the Company, or any of its representatives, agents or employees) without any obligations of confidentiality attaching to such disclosure; or (4) is developed by the Grantee entirely on his/her own time without the Company’s (and/or its subsidiaries’) equipment, supplies or facilities and does not relate at the time of conception to the Company’s (and/or its subsidiaries’) business or actual or demonstrably anticipated research or development; or (5) is information pertaining to Grantee’s pay or employment terms and conditions if the information is disclosed voluntarily by the Grantee subject to any additional confidentiality restrictions relating to pay and/or the terms and conditions of employment. Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public or are in the public domain.
Non-Competition and Non-Solicitation:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5.    Non-Competition and Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during his/her employment with the Company and/or its subsidiaries and for the Restraint Period following the termination of his/her employment with the Company and/or its subsidiaries for any reason, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise:
(a)    Contact, provide unsolicited advice to, solicit, attempt to take away business where a customer or client has not made contact of their own free-will, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and/or its subsidiaries with whom the Grantee directly performed any services or had any direct business contact;
(b)    In the Restraint Area, contact, provide unsolicited advice to, solicit, attempt to take away business where a customer or client has not made contact of their own free-will, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and/or its subsidiaries whose entity- or other customer-specific information the Grantee had direct access to and contact with as a result of the Grantee’s access to Company Confidential and Proprietary Information;
(c)    Solicit or induce, either directly or indirectly, any employee of the Company and/or its subsidiaries with whom the Grantee had a business relationship and/or dealings to leave the employ of the Company and/or its subsidiaries or become employed with or otherwise engaged by any person, entity or organization other than the Company and/or its subsidiaries; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company and/or its subsidiaries become employed with or otherwise engaged by any person, entity or organization other than the Company and/or its subsidiaries; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company and/or its subsidiaries;
(d)    In the Restraint Area, become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity) own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise.  For purposes of this Sub-paragraph 5(d), a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s employment with the Company, or its subsidiaries, and of which the Grantee was aware. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. Furthermore, the restrictions in this Paragraph shall not be construed to prevent the Grantee from, following the termination of his/her employment with the Company and/or its subsidiaries, working for a business entity that does not compete with the Company or its subsidiaries simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Paragraph will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The restrictions in this Paragraph shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company; and/or
(e)    Subject to Paragraph 4, and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) to the extent permitted by law, aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company.  If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
    For the purposes of this Paragraph 5, “Restraint Period” means:
(1)    Twelve (12) months from the Grantee’s last day of employment with the Company, or if a court holds this period to be unreasonable or invalid, then:
(2)    Nine (9) months from the Grantee’s last day of employment with the Company, or if a court holds this period to be unreasonable or invalid, then:
(3)    Six (6) months from the Grantee’s last day of employment with the Company.
    For the purposes of this Paragraph 5, “Restraint Area” means:
(1)    Australia, or if a court holds this geographical scope to be unreasonable or invalid for any reason, then:
(2)    Victoria, New South Wales and/or any other state, territory and/or location in which the Company or any other company in the WEX group conducts business during Grantee’s employment with the Company and in which the Grantee was involved and/or held relationships with clients of the WEX group within these states, or if a court holds this geographical scope to be unreasonable or invalid for any reason, then;
    (3)    The state where the Grantee was employed.
For the purposes of this Paragraph 5, the parties understand and agree that the “Company” means WEX Inc. and any of its “related body corporate” as defined by the Corporations Act 2001 (Cth) as amended from time to time.
The Company and/or its subsidiaries have previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and/or its subsidiaries, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions, rather than the Restrictions contained in this Paragraph 5.
The Grantee agrees and acknowledges that the Restraint Period, Restraint Area, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event he/she breaches any part of Paragraphs 4 or 5, the damages to the Company and its subsidiaries would be irreparable. Therefore, in addition to monetary damages and/or legal costs, the Company shall have the right to seek specific performance, an injunction and/or other equitable relief as appropriate in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of an interim injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if he/she breaches any covenant set forth in Paragraph 5, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach.
Each restrictive covenant in this Paragraph 5 (resulting from any combination of the wording in this Paragraph 5, including the relevant definitions) constitutes a separate restrictive covenant that is severable from the other restrictive covenants. If any one or more provisions of this Paragraph 5 shall for any reason be held to be void, voidable, unenforceable or illegal by a court or tribunal as to the Restraint Period, Restraint Area, activity or subject, because it goes beyond what is reasonable to protect the Company’s and its subsidiaries’ business or for any other reason, then that part will be severed and the other restrictive covenants will remain in full force and effect to the greatest extent permitted by law.
The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee where such engagement would breach the terms of this Agreement. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.
The Grantee understands, acknowledges and agrees that the Grantee has been provided with an opportunity to seek independent legal advice before deciding whether or not to enter into this Agreement and that the Grantee has made the decision on his/her own accord to agree to the restrictive covenants contained within this Paragraph 5 in exchange for the consideration that the Company is providing as outlined herein.
Mindful of the obligations set forth in Paragraphs 4 and 5, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.
Termination of Employment:
The following provisions replace Paragraph 6 of the Agreement in its entirety:
    6.    Termination of Employment. Notwithstanding any other provision of the Plan to the contrary and except to the extent explicitly provided otherwise in this Agreement, upon the termination of the Grantee’s employment with the Company and its subsidiaries for any reason whatsoever, the Award, to the extent not yet vested, shall immediately and automatically terminate; provided, however, that the Committee may, in its sole and absolute discretion agree to accelerate the vesting of the Award, upon termination of employment or otherwise, for any reason or no reason, but shall have no obligation to do so.
For purposes of the Plan and the Award, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company or its subsidiaries following the provision of any notification of termination or resignation from employment, and without regard to any notice of termination of employment period or any period of severance or salary continuation. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries.
No Rights to Continued Employment or Service:

The following provision supplements Paragraph 8 of the Agreement:
The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment contract (if any).
Tax Obligations:
Paragraph 10 Sub-paragraph (b) of the Agreement does not apply.
Amendments; Severability:
Paragraph 13 Sub-paragraph (b) of the Agreement does not apply.
Tax Information:
16.    Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Ctch) applies (subject to the conditions in that Act).
Imposition of Other Requirements:
17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Electronic Delivery and Acceptance:
18.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Securities Law Information:
19.    Securities Law Information. The grant of the Award is being made pursuant to Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If the Grantee offers shares of Company Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Grantee personally should obtain legal advice on applicable disclosure obligations prior to making any such offer.

Belgium
Award:
The reference under Paragraph 2 (Award) to Paragraph 5 should be read as a reference to Paragraph 5, Sub-paragraph 5bis and Sub-paragraph 5ter.
Confidential and Proprietary Information:
The following provisions replace Paragraph 4 of the Agreement in its entirety:
4.     Confidential and Proprietary Information. The Grantee acknowledges that in connection with his/her employment with the Company and/or its subsidiaries, the Grantee is placed in a position of confidence and trust with the Company and/or its subsidiaries, and, in line with that position, has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone any Confidential and

Proprietary Information, except in the proper course of the Grantee’s duties to the Company, as required by law or as authorized by the Board of Directors. “Confidential and Proprietary Information” includes, but is not limited to, all Company and/or its subsidiaries’ trade secrets, business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and all other documentation, business knowledge, data, material, property and supplier lists, and developments owned, possessed or controlled by the Company and/or its subsidiaries, regardless of whether possessed or developed by the Grantee in the course of his/her employment. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. The Grantee understands that such information is owned and shall continue to be owned solely by the Company, and hereby represents that he/she has not disclosed and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information. The Grantee acknowledges that he/she has complied and will continue to comply with this commitment, both as an employee and after the termination of his/her employment.
Notwithstanding the foregoing, Confidential and Proprietary Information does not include any information that: (1) is already in the public domain or becomes available to the public through no breach by the Grantee of this Agreement; (2) was lawfully in the Grantee’s possession prior to disclosure to the Grantee by the Company and/or its subsidiaries; (3) is lawfully disclosed to the Grantee by a third party (other than the Company, or any of its representatives, agents or employees) without any obligations of confidentiality attaching to such disclosure; or (4) is developed by the Grantee entirely on his/her own time without the Company’s (and/or its subsidiaries’) equipment, supplies or facilities and does not relate at the time of conception to the Company’s (and/or its subsidiaries’) business or actual or demonstrably anticipated research or development. Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public or are in the public domain.
Non-Competition and Non-Solicitation:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5.1    Definitions:
5.1.1    “Restricted Period” means the period commencing on the earlier of (i) the Termination Date except in the event of Retirement; (ii) the date when the Grantee commences Garden Leave; (iii) such date on which the Grantee ceases providing services to the Employer or any Group Company for any reason other than Retirement; or (iv) in the event of termination of employment due to Retirement, the final Vesting Date, and continuing for twelve (12) months thereafter.
5.2    Non-Solicitation and Disclosure. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during his/her employment with the Company or any company or entity of the WEX Group (the “WEX Group,” referring to any company or entity that controls, is controlled by, or constitutes a consortium with the Company, whereby this term also includes the Company where appropriate), during any period between Retirement and the final Vesting Date (if applicable) and during the Restricted Period, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company or any company or entity of the WEX Group, whether as an agent or otherwise:
(a)    Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company or any company or entity of the WEX Group with whom the Grantee directly performed any services or had any direct business contact;
(b)    Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company or any company or entity of the WEX Group whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information;
(c)     Utilize the Confidential and Proprietary Information of any company or entity of the WEX Group to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company or any company or entity of the WEX Group; or
(d)    Solicit or induce, either directly or indirectly, any employee of the Company or any company or entity of the WEX Group to leave the employ of the Company or any company or entity of the WEX Group or become employed with or otherwise engaged by any person, entity or organization other than the Company; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any employee of the Company or any company or entity of the WEX Group to leave the employ of the Company or any company or entity of the WEX Group or become employed with or otherwise engaged by any person, entity or organization other than the Company or any company or entity of the WEX Group; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company or any company or entity of the WEX Group within sixty (60) days preceding that individual’s hire by the Grantee or his/her subsequent employer.
5.3    Subject to the reporting of possible violations of the securities laws to the Belgian supervisory authority, the Financial Services and Markets Authority (FSMA), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others, the Grantee agrees to keep confidential and not: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
5.4    The Grantee agrees that the Restricted Period will not apply to Sub-paragraph 5.3 and the Grantee’s obligations under Sub-paragraph 5.3 will continue in perpetuity.
5bis.    Non-Competition. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during his/her employment with the Company or any company or entity of the WEX

Group, during any period between Retirement and the final Vesting Date (if applicable) and during the Restricted Period , he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company or any company or entity of the WEX Group, whether as an agent or otherwise: become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity), own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise. For purposes of this Sub-paragraph (5bis), a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s employment with the Company or any company or entity of the WEX Group or within six (6) months after the Grantee’s termination of employment with the Company or any company or entity of the WEX Group. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards.
If notwithstanding the severability provisions in the Agreement, Sub-paragraph 5(bis) as set out above would be considered to be null and void, the Company, acting on behalf of the employer, and the Grantee, agree to be bound by the following provision if the Grantee does not qualify as a sales representative (the “Belgian Alternative Provision 1”):
5bis.    Non-Competition. In view of the employer’s international field of activity, after the Grantee has left the employer and even if his/her seniority would be inferior to six (6) months, except in case of termination of the employment by the Grantee for serious cause, the Grantee shall, during his/her employment with the Company or any company or entity of the WEX Group (the “WEX Group,” referring to any company or entity that controls, is controlled by, or constitutes a consortium with the Company, whereby this term also includes the Company where appropriate), during any period between Retirement and the final Vesting Date (if applicable) and during the Restricted Period, on the territory specified below, be prohibited from exercising similar activities, either by running a personal enterprise or by being hired or engaged by a competing employer and having thus the opportunity of causing a prejudice to the employer by using for himself/herself or for the profit of a competitor, his/her knowledge of any practice specific to the employer which he/she has acquired on an industrial or commercial level during his/her employment.
The prohibition referred to in this Sub-paragraph (5bis) applies to the territory of Belgium and the Netherlands. The Grantee accepts that this territory is automatically extended to the countries in which he/she would also be active in the last thirty-six (36) months prior to the day of termination of the employment.
If the non-competition obligation of this Sub-paragraph (5bis) applies, a one off and lump sum indemnity will be paid to the Grantee, unless the employer waives the application of this clause within fifteen (15) days following the termination of the employment. This indemnity will amount to half of the gross salary for the term of the effective application of the non-competition obligation.
If the non-competition obligation of this Sub-paragraph (5bis) applies and if the Grantee fails to comply with its provisions, he/she will reimburse to the employer the indemnity he/she received and, in addition thereto, he/she will pay an equivalent amount as damages, without prejudice to the employer’s right to claim any additional damages.

If, notwithstanding the severability provisions in the Agreement, the Belgian Alternative Provision 1 would also be considered to be null and void, the Company, acting on behalf of the employer, and the Grantee, agree to be bound by the following provision if the Grantee does not qualify as a sales representative (the “Belgian Alternative Provision 2”):
5bis.    Non-Competition. The Grantee undertakes, during the course of the employment relationship and for a period of twelve (12) months following the end of the employment, not to perform, in Belgium, any activities which are similar to those exercised by the Grantee at the employer, either in the framework of a competing activity for the Grantee's own account, or directly or indirectly for any competitor of the employer.
If the non-competition obligation of this article applies, a one off and lump sum indemnity will be paid to the Grantee, unless the employer waives the application of this clause within fifteen (15) days following the termination of the employment. This indemnity will amount to half of the gross salary for the term of the effective application of the non-competition obligation.
If the non-competition obligation of this article applies and if the Grantee fails to comply with its provisions, he/she will reimburse to the employer the indemnity he/she received and, in addition thereto, he/she will pay an equivalent amount as damages, without prejudice to the employer’s right to claim any additional damages.
The non-competition obligation of this article will have no effect in case of termination of the employment either during the first six (6) months of the employment, or, afterwards, by the employer for a reason other than serious cause, or by the Grantee for serious cause.
If, notwithstanding the severability provisions in the Agreement, Sub-paragraph 5(bis) as set out above would be considered to be null and void, the Company, acting on behalf of the employer, and the Grantee, agree to be bound by the following provision if the Grantee qualifies as a sales representative (the “Belgian Alternative Provision 3”):
5bis.    Non-Competition. During the course of the employment relationship and for a period of twelve (12) months following the end of the employment, the Grantee will be prohibited from exercising activities which are similar to the activities the Grantee exercises for the employer, within the working area in which he/she carried out his/her activities, either in the framework of a competing activity for the Grantee's own account, or directly or indirectly for any competitor of the employer.
The prohibition set forth in this article will have no effect in case of termination of the employment either during the first six (6) months of the employment, or, afterwards, by the employer for a reason other than serious cause, or by the Grantee for serious cause.
In case of breach of this non-competition obligation, the Grantee will have to pay a lump-sum indemnity of three (3) months gross remuneration to the employer, without prejudice to the employer’s right to claim higher damages based on the actually suffered loss.
5ter.    Common provisions. The restrictions in Paragraph 5 and Sub-paragraph 5bis shall not be construed to prevent the Grantee from, following the termination of his/her employment with the Company or any company or entity of the WEX Group, working for a business entity that does not compete with the Company or its subsidiaries simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in the foregoing Paragraph and Sub-paragraph (5 and 5bis) will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The restrictions in the foregoing Paragraph and Sub-paragraph (5 and 5bis) shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company’s and its subsidiaries’ businesses are conducted internationally and agrees that the provisions in the foregoing Paragraph and Sub-paragraph (5 and 5bis) shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company.
Existing Restrictions - The Company or any company or entity of the WEX Group has previously entered into agreements with certain executives and employees that contain restrictive covenants

(“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company or any company or entity of the WEX Group, (c) solicitation or hire of employees of the Company or any company or entity of the WEX Group, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraph 4, Paragraph 5 or Sub-paragraph 5bis of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company and any company or entity of the WEX Group that is enforceable under applicable law. In case several provisions offer the same level of protection, the most recent one shall prevail.
The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company or any company or entity of the WEX Group. The Grantee also acknowledges that in the event he/she breaches any part of Paragraph 4, Paragraph 5 or Sub-paragraph 5bis of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company or any company or entity of the WEX Group shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if he/she breaches any covenant set forth in Paragraph 5 or Sub-paragraph 5bis, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company or any company or entity of the WEX Group, or until the Company or any company or entity of the WEX Group states in writing that it will seek no judicial relief for such breach.
Disclosure - The Grantee agrees, during the period of twelve (12) months immediately following the termination of the Grantee’s employment with the Company for any reason, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
Communication - While the Grantee is employed with the Company and for a period of at least twelve (12) months thereafter, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraph 4, Paragraph 5 and Sub-paragraph 5bis before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraph 4, Paragraph 5, or Sub-paragraph 5bis of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraph 4, Paragraph 5, or Sub-paragraph 5bis are later found to be enforceable in whole or in part.
Severability - If any one or more provisions of Paragraph 4, Paragraph 5, Sub-paragraph 5bis or Sub-paragraph 5ter shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Paragraph 4, Paragraph 5, Sub-paragraph 5bis or Sub-paragraph 5ter may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled.

Mindful of the obligations set forth in Paragraph 4, Paragraph 5, Sub-paragraph 5bis or Sub-paragraph 5ter, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.
It is explicitly agreed that, except for the paragraphs above on (i) Existing Restrictions, (ii) Disclosure, (iii) Communication and (iv) Severability, the provisions of Sub-paragraph 5ter do not apply in relation to the Belgian Alternative Provision 1 nor in relation to the Belgian Alternative Provision 2 nor in relation to the Belgian Alternative Provision 3.
No Rights to Continued Employment or Service:
The following provision supplements Paragraph 8 of the Agreement:
The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment or service contract (if any).
Tax Obligations:
10.    Tax Obligations.
The following provisions replace Sub-paragraph 10(a) and Sub-paragraph 10(b) of the Agreement:
(a)As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that he/she is responsible for the payment of income and employment taxes (and any other taxes or contributions whatsoever, including social security contributions) payable in connection with the vesting of an Award. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes required to be withheld by the Company. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. For the avoidance of doubt, to the extent that any taxes are payable with respect to the Award prior to the delivery of any Common Stock to the Grantee in settlement of any vested Restricted Stock Unit, the Company shall withhold such taxes from any other amounts payable to the Grantee, insofar as permitted by law.
(b)Notwithstanding Sub-paragraph 10(a), the Company will retain and withhold from delivery at the time of vesting that number of shares of Common Stock having a fair market value equal to any taxes or contributions required to be withheld by the Company from the Grantee, which retained shares shall fund the payment of such taxes or contributions by the Company or any company or entity of the WEX Group on behalf of the Grantee.
The following provision supplements Paragraph 10 of the Agreement:
Paragraph 10 shall be without prejudice to the applicable tax and social security obligations under Belgian law applying to the Company or any company or entity of the WEX Group.
Amendments; Severability:
The following provision replaces Sub-paragraph 13(b) of the Agreement in its entirety:
(b)    The provisions of this Agreement are severable, such that in the event any provision of this Agreement is found to be unenforceable, in whole or in part, this provision shall be reduced to what is legally acceptable and the remainder of that provision and this Agreement will nevertheless be binding and enforceable.
Data Privacy:

16.    Data Privacy.
(a)The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer.
(b)Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.
(c)Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan.
(d)International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent.
(e) Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan.
(f) Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department.
(g) Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject.
(h) For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/.
Imposition of Other Requirements:
17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Electronic Delivery and Acceptance:
18.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Additional Acknowledgements and Authorizations:
19.    Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that:
(a)the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;
(b)neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and
(c)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of

Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

Brazil
The Plan:
The following provision supplements Paragraph 1 of the Agreement:
The Grantee’s participation in the Plan is absolutely voluntary.
Award:
The following provision supplements Paragraph 2 of the Agreement:
The Award is not remuneration for services and, therefore, is not to be considered salary, or of salary nature, for any purpose, whatsoever.
Confidential and Proprietary Information:
The following provisions replace Paragraph 4 of the Agreement in its entirety:
4.    Confidential and Proprietary Information. The Grantee acknowledges that in connection with his/her employment with the Company and/or its subsidiaries, the Grantee is placed in a position of confidence and trust with the Company and/or its subsidiaries, and in line with that position has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone Confidential and Proprietary Information except in the course of the Grantee’s duties to the Company, as required by law or court order, or as authorized, in writing, by the Board of Directors. “Confidential and Proprietary Information” includes but is not limited to all Company and/or its subsidiaries’ trade secrets, business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and all other documentation, business knowledge, data, material, property and supplier lists, and developments owned, possessed or controlled by the Company and/or its subsidiaries, regardless of whether possessed or developed by the Grantee in the course of his/her employment. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. The Grantee understands that such information is owned and shall continue to be owned solely by the Company, and hereby represents that he/she has not and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information. The Grantee acknowledges that he/she has complied and will continue to comply with this commitment, both as an employee and after the termination of his/her employment.
Notwithstanding the foregoing, Confidential and Proprietary Information does not include any information that: (1) is already in the public domain or becomes available to the public through no breach by the Grantee of this Agreement; (2) was lawfully in the Grantee’s possession prior to disclosure to the Grantee by the Company and/or its subsidiaries; (3) is lawfully disclosed to the Grantee by a third party (other than the Company, or any of its representatives, agents or employees) without any obligations of confidentiality attaching to such disclosure; or (4) is developed by the Grantee entirely on his/her own time without the Company’s and/or its subsidiaries’ equipment, supplies or facilities and does not relate at the time of conception to the Company’s and/or its subsidiaries’ business or actual or demonstrably anticipated research or development. Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public or are in the public domain.
Non-Competition and Non-Solicitation:
The following provisions replace Paragraph 5 of the Agreement in its entirety:

5A.    Non-Solicitation. In exchange for the Award(s) of Restricted Stock Units to the Grantee, in accordance with the Plan, Memorandum and this Agreement, and any other related agreements, which the Grantee acknowledges and agrees to be reasonable and sufficient compensation for this Non-Solicitation covenant, and due to the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, the Grantee agrees that during his/her employment with the Company and/or its subsidiaries and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company and/or its subsidiaries for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the latter of (y) twelve (12) months following the date of termination of his/her employment with the Company and (z) the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise:
(a)Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and/or its subsidiaries with whom the Grantee directly performed any services or had any direct business contact;
(b)Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and/or its subsidiaries whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information;
(c)Utilize the Company’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and/or its subsidiaries;
(d)Solicit or induce, either directly or indirectly, any employee of the Company and/or its subsidiaries to leave the employ of the Company and/or its subsidiaries or become employed with or otherwise engaged by any person, entity or organization other than the Company and/or its subsidiaries; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company and/or its subsidiaries or become employed with or otherwise engaged by any person, entity or organization other than the Company and/or its subsidiaries; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company and/or its subsidiaries within sixty (60) days preceding that individual’s hire by the Grantee or his/her subsequent employer.
5B.    Non-Competition. Subject to the “Additional Provisions” Paragraph below, in exchange for the Award(s) of Restricted Stock Units to the Grantee, in accordance with the Plan, Memorandum and this Agreement, and any other related agreements, which the Grantee acknowledges and agrees to be reasonable and sufficient compensation for this Non-Competition covenant, and due to the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, the Grantee agrees that during his/her employment with the Company and/or its subsidiaries and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company and/or its subsidiaries for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the latter of (y) twelve (12) months following the date of termination of his/her employment with the Company and (z) the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity) own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise. For purposes of this Sub-paragraph 5B, a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted by the Grantee’s employer, during the Grantee’s employment with the Company’s Brazilian subsidiary or any other prior or subsequent employer of the same economic group, or within six (6) months after the Grantee’s termination of employment with the Company’s Brazilian subsidiary or any other company of the same economic group, in Brazil or abroad, in or with which the Grantee has been involved or concerned to a material extent or, about which the Grantee received Confidential Information, at any time during the twelve (12) month period immediately preceding the date of the Grantee’s termination of employment. It includes, without limitation and to the extent applicable: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. The restrictions in this Paragraph shall not be construed to prevent the Grantee from, following the termination of his/her employment with the Company and/or its subsidiaries, working for a business entity that does not compete with the Company or its subsidiaries simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Paragraph will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The restrictions in this Paragraph shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company’s and its subsidiaries’ businesses are conducted internationally and agrees that the provisions in this Paragraph shall operate in any country in which the Company conducts business of the same line of business the Grantee was involved with, participated in, or acquired knowledge of while employed by the Company or its subsidiaries.
As further compensation for the non-competition restriction imposed after the termination of employment, as described above, the Company or one of its subsidiaries agrees to pay the Grantee an amount equivalent to his/her last annual salary, payable in twelve (12) equal monthly installments (one for each month of restriction). In the event of a termination due to Retirement, in which case the Grantee shall continue to be eligible to vest and be settled in accordance with schedule set forth in Sub-paragraphs 3(a) and 3(b) above, the parties hereby agree that such future vestings (which are not otherwise available in case of termination for reasons other than Retirement) are sufficient and reasonable compensation for the non-competition period that would start at the Retirement date and end the latter of (y) twelve (12) months following date of termination of his/her employment with the Company and (z) the final Vesting Date. In the event the Grantee breaches his/her obligation to non-compete, the Company shall immediately stop making payments or allowing unvested RSUs to vest (i.e., all unvested RSUs will be forfeited), and may also seek any other remedies provided in this Agreement, by law and/or equity.
The parties agree that the Company or the applicable subsidiary, at its sole discretion, shall have the right to reduce the post-termination non-compete period or waive the post-termination non-compete obligation of this Sub-paragraph 5B of the Grantee at the time the Company or its subsidiary gives notice of termination of employment to the Grantee, regardless of whether the termination is with or without cause, or within ten (10) calendar days of the Grantee’s resignation or Retirement. If the Company or its subsidiary decides to reduce the restrictive period, the post-termination compensation for such period, set forth in this Sub-paragraph 5B, will be reduced in the same proportion, and, if the Company or its subsidiary decides to waive the Grantee’s post-termination non-compete obligation, then the Grantee shall not be entitled to post-termination compensation, in whole or in part, as provided in this Sub-paragraph 5B, except that if the Grantee’s termination is due to Retirement, a partial or whole waiver of the non-compete shall not affect the Grantee’s entitlement to future vestings, as provided above. The Grantee hereby acknowledges and agrees that he/she has no expectation of a right to the payment described above, except if the Company or its subsidiary requires the Grantee to comply with the non-compete obligation and the Grantee so complies.
5C.    Additional Restrictions. Except as required by law, in the proper course of the Grantee’s duties to the Company in the ordinary course of business, or as otherwise explicitly directed in writing by an officer of the Company, the Grantee shall not, directly or through others: (a) provide any Confidential and Proprietary Information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (v) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (v), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
5D. Additional Provisions. The Company and/or its subsidiaries have previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and/or its subsidiaries, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraph 4, Sub-paragraph 5A, Sub-paragraph 5B and/or Sub-paragraph 5C of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law.
The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company’s business. The Grantee also acknowledges and agrees that the opportunity to participate in the Award and/or the compensation he/she will receive under Sub-paragraph 5B above is sufficient and fair compensation in exchange for the post-termination restrictions imposed. The Grantee also acknowledges that in the event he/she breaches any part of Paragraph 4, Sub-paragraph 5A, Sub-paragraph 5B and/or Sub-paragraph 5C, the damages to the Company and/or its subsidiaries would be irreparable. Therefore, in addition to monetary damages (for economic and moral damages) and reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if he/she breaches any covenant set forth in Paragraph 4, Sub-paragraph 5A, Sub-paragraph 5B and/or Sub-paragraph 5C, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach.

Furthermore, in the event the Grantee breaches any of his/her obligations under Paragraph 4, Sub-paragraph 5A, Sub-paragraph 5B and/or Sub-paragraph 5C, the Grantee shall, in addition to any other remedy available under this Agreement, by law or equity, pay a penalty to the Company equivalent to his/her last annual salary (i.e., twelve (12) monthly salaries), indexed by the Brazilian consumer price index and with interest of one percent (1%) per month until full payment. In the event of a breach of the non-disclosure of confidential information and/or non-compete obligation, in addition to the penalty established above and any other remedies available under this Agreement by law or equity, the Grantee shall pay a daily penalty of USD500 (five hundred U.S. dollars) per day the violation persists.
If any one or more provisions of Paragraph 4, Sub-paragraph 5A, Sub-paragraph 5B, Sub-paragraph 5C and/or Sub-Paragraph 5D shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Paragraph 4, Sub-paragraph 5A, Sub-paragraph 5B, Sub-paragraph 5C and/or Sub-Paragraph 5D, may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled.
The Grantee agrees, during (i) the twelve (12) month period following the termination of his/her employment with the Company and/or any of its subsidiaries for any reason other than Retirement, or (ii) in the event of termination of employment due to Retirement, the latter of (y) twelve (12) months following the date of termination of his/her employment with the Company and (z) the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
While the Grantee is employed with the Company and/or any of its subsidiaries and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company and/or any of its subsidiaries for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the latter of (y) twelve (12) months following the date of termination of his/her employment with the Company and (z) the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.
Mindful of the obligations set forth in Paragraphs 4 and 5, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.
Termination of Employment:
The following provision replaces the second paragraph of Paragraph 6 of the Agreement:
For purposes of the Plan and the Award, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company or any of its subsidiaries (for any reason whatsoever) following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied); the Company, in its sole discretion, shall determine when the Grantee is no longer actively providing employment services for purposes of the Award (including whether the Grantee may still be considered to be actively providing employment services while on a leave of absence). Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment (for any reason whatsoever, whether or not such termination is later found to be invalid or in breach of the employment laws in the jurisdiction where the Grantee is employed or providing services or the terms of the Grantee’s employment or service agreement, if any). No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries.
Governing Law and Venue:
The following provision replaces Paragraph 9 of the Agreement in its entirety:
This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of Brazil. Any disputes shall be brought to and adjudicated by the civil courts of Sao Paulo, SP, Brazil.
Tax Obligations:
The following provisions replace Paragraph 10 of the Agreement in its entirety:
10.    Tax Obligations. Regardless of any action the Company or the subsidiary that employs the Grantee (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that such amount may exceed the amount actually withheld by the Company and/or the Employer. The Grantee further acknowledges that the Company and/or the Employer (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Restricted Stock Units, the issuance of shares of Common Stock upon settlement of the Restricted Stock Units, the subsequent sale of shares of Common Stock, and the receipt of any dividends or dividend equivalents; and (ii) does not commit and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee becomes subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to vesting of the Restricted Stock Units, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee (i) from proceeds of the sale of the shares of Common Stock, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); and/or (ii) by the Company retaining a portion of the vested Restricted Stock Units to be settled.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Common Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Common Stock subject to the vested Restricted Stock Units, notwithstanding that a number of shares are held back solely for purposes of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.
Finally, the Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and deliver shares of Common Stock in payment of any earned and vested Restricted Stock Units if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Paragraph 10.
Amendments; Severability:

The following provision replaces Paragraph 13 of the Agreement in its entirety:
13.    Amendments; Severability. This Agreement may be amended at any time by the Committee, provided that no amendment may, without the consent of the Grantee, materially and adversely affect the Grantee’s rights with respect to the Award. The provisions of this Agreement are severable, such that in the event any provision of this Agreement is found to be unenforceable, in whole or in part, the remainder of this Agreement will nevertheless be binding and enforceable.
Compliance with Law:
16.     Compliance with Law. By accepting the Restricted Stock Units, the Grantee agrees to comply with applicable Brazilian laws and to report and pay any and all applicable Tax-Related Items associated with the Grantee’s receipt and sale of shares of Common Stock acquired through his or her participation in the Plan and the receipt of any dividends on such shares of Common Stock.
Nature of Award:
17.     Nature of Award. By entering into this Agreement and accepting the grant of Restricted Stock Units evidenced hereby, the Grantee acknowledges, understands, and agrees that:
(a)the Grantee’s participation in the Plan is voluntary;
(b)the Grantee is making an investment decision;
(c)the shares of Common Stock will be issued to the Grantee only if the vesting conditions are met and any necessary services are rendered by the Grantee over the vesting period;
(d)the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the vesting period without compensation to the Grantee;
(e)the future value of the shares of Common Stock that may be delivered in settlement of the Restricted Stock Units (to the extent earned) is unknown, indeterminable, and cannot be predicted with certainty;
(f)neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units, any payment made pursuant to the Restricted Stock Units, or the subsequent sale of any shares of Common Stock acquired under the Plan;
(g)this Award is made solely by the Company, and the Company is solely responsible for the administration of the Plan and the Grantee’s participation in the Plan;
(h)the Plan is established voluntarily by the Company, is discretionary in nature, and may be terminated by the Company at any time, except as otherwise set forth in the Plan;
(i)the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units or benefits in lieu of Restricted Stock Units, even if such awards have been awarded in the past;
(j)all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(k)this Award and the underlying shares of Common Stock, and the income from and value of same, are not intended to replace any pension rights or compensation;
(l)this Award and the underlying shares of Common Stock, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any vacation, vacation premium, thirteenth (13th) salary, FGTS contributions, notice of termination, severance, resignation, termination, redundancy, dismissal, or end-of-service payments; bonuses; long-service awards; pension, retirement, or welfare benefits; or similar payments;
(m)unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out, or substituted, in connection with any corporate transaction affecting the Common Stock;
(n)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying shares of Common Stock; and
(o)the Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
Language:
18.     Language. The Grantee warrants and represents that he/she is fluent in English and fully and unmistakably understands the terms and conditions of this Agreement. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.
Imposition of Other Requirements:
19.     Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Electronic Delivery and Acceptance:
20.     Electronic Delivery and Acceptance. Grantee agrees to sign this Agreement electronically and in counterparts. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company, including the acceptance of this Agreement.
Data Privacy:
21.    Data Privacy.
(a)The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer.
(b)Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in Brazil, and/or (iii) pursue the legitimate interest of the Company and/or its subsidiary in granting to the Grantee the Awards.
(c)Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the

Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan.
(d)International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States. By signing this Agreement, the Grantee provides consent to the international transfer of the Grantee’s Personal Data and the processing of such Personal Data in accordance with this Paragraph.
(e)Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his/her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his/her participation in the Plan, terminate this Agreement or deny or withdraw his/her consent to the transfer of his/her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his/her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan. Any Consent Withdrawal shall not affect the lawfulness of Processing based on consent before its withdrawal. The Company will continue to retain the information that the Grantee provided to the Company before the Grantee withdrew his/her consent for as long as allowed or required by applicable law.
(f)Data Subjects Rights. Subject to the exceptions or limitations established by applicable Brazilian law or regulation, the Grantee has the right to: (a) request confirmation of the processing of his/her Personal Data; (b) request access to the Personal Data; (c) request the correction and/or update of the Personal Data; (d) request the anonymization, blocking or elimination of the Personal Data that is unnecessary, excessive or processed in violation of the law; (e) request the transfer of the Personal Data from one service provider to another; (f) request the deletion of the Personal Data previously processed with the Grantee’s consent; (g) request an identification of the public and private entities to which the Company’s disclosed the Personal Data or with which the Company used a shared database containing the Grantee’s Personal Data; and (h) object to the processing of the Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his/her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department.
(g)Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject.

(h)     For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/.

Canada
Vesting of Restricted Stock Units:
The following provision supplements Paragraph 3 Sub-paragraph (b) of the Agreement:
Where Awards are settled with shares of Common Stock that are not newly-issued, settlement of the Awards shall take place, at the latest, on or prior to December 31 of the calendar year which is three (3) years after the calendar year in which the performance of services, for which Awards are granted, occurred.
Termination of Employment:
The following provision replaces the second paragraph of Paragraph 6 of the Agreement:
IN ACCEPTING THE AWARD, THE GRANTEE SPECIFICALLY ACKNOWLEDGES THAT THE GRANTEE HAS READ AND EXPRESSLY ACCEPTS PARAGRAPH 6 OF THIS AGREEMENT, AS AMENDED BY THE FOLLOWING PROVISION:
For purposes of the Plan, the Award or this Agreement, a termination of employment or the date upon which the Grantee is no longer employed shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company or its subsidiaries following the provision of any notification of termination by the Company either with or without cause, or because of disability, or because of the voluntary or involuntary resignation or retirement from employment by the Grantee, and without regard to any period of notice of termination of employment (whether expressed or implied), any period of notice of resignation or retirement or any period of pay in lieu of any notice, severance or salary continuation or other entitlement, to which the Grantee might then be entitled, whether under contract, common or civil law or otherwise, save and except as may be otherwise required by applicable employment standards legislation. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary and except as may be required by applicable employment standards legislation, a) the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment (for any reason), on a pro-rata basis or otherwise, and whether under contract, common or civil law or otherwise and b) any payments made under the Plan or that would have been made but for the termination, shall not be included in any damages for wrongful dismissal at common or civil law nor in any damages for a lost opportunity to earn the incentive during a common or civil law reasonable notice period. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries.
Confidential and Proprietary Information:
The following provisions replace Paragraph 4 of the Agreement in its entirety:
4.    Confidential and Proprietary Information. The Grantee acknowledges that in connection with his/her employment with the Company, the Grantee is placed in a position of confidence and trust with the Company, and in line with that position has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone any Confidential and Proprietary Information, except in the proper course of the Grantee’s duties to the Company, as required by law or as authorized by the Board of Directors. “Confidential and Proprietary Information” includes but is not limited to all Company trade secrets, business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and all other documentation, business knowledge, data, material, property and supplier lists, and developments owned, possessed or controlled by the Company, regardless of whether possessed or developed by the Grantee in the course of his/her employment. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. The Grantee understands that such information is owned and shall continue to be owned solely by the Company, and hereby represents that he/she has not and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information. The Grantee acknowledges that he/she has complied and will continue to comply with this commitment, both as an employee and after the termination of his/her employment.
Notwithstanding the foregoing, Confidential and Proprietary Information does not include any information that: (1) is already in the public domain or becomes available to the public through no breach by the Grantee of this Agreement; (2) was lawfully in the Grantee’s possession prior to disclosure to the Grantee by the Company; (3) is lawfully disclosed to the Grantee by a third party (other than the Company, or any of its representatives, agents or employees) without any obligations of confidentiality attaching to such disclosure; or (4) is developed by the Grantee entirely on his/her own time without the Company’s equipment, supplies or facilities and does not relate at the time of conception to the Company’s business or actual or demonstrably anticipated research or development. Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public or are in the public domain.
The provisions in this Agreement do not prohibit the Grantee from communicating with any governmental authority or making a report in good faith and with a reasonable belief of any violations of law or regulation to a governmental authority, or from testifying or participating in a legal proceeding relating to such violations, including making other disclosures protected or required by any whistleblower law or regulation to any appropriate government authority; provided expressly that the Grantee agrees to honor the confidentiality obligations in this Agreement and will only share Confidential and Proprietary Information with the Grantee’s lawyer or with the government agency or entity. Nothing in this Agreement shall be construed to permit or condone unlawful conduct, including but not limited to the theft or misappropriation of Company property, trade secrets or information.
Non-Competition and Non-Solicitation:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5A.    Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date (in each case, except with respect to Sub-paragraph 5A(g), which restrictions apply in perpetuity), he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise:
(a)    Contact, call on, and/or solicit, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company with whom the Grantee directly performed any services or had any direct business contact for any purpose which is in competition, in whole or in part, with the Business (as defined at Sub-paragraph 5B);
(b)    Take away any business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients and/or patrons or prospective customers, clients and/or patrons of the Company with whom the Grantee directly performed any services or had any direct business contact;
(c)     Contact, call on, and/or solicit, either directly or indirectly, any customers, clients and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information, for any purpose which is in competition, in whole or in part, with the Business;
(d)    Take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information;
(e)     Utilize the Company’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company;
(f)    Solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company within sixty (60) days preceding that individual’s hire by the Grantee or his/her subsequent employer, the whole, to the extent that the Grantee is aware that the individual is or was employed by the Company, as the case may be; and/or
(g)    Subject to Paragraph 4 (including the last paragraph therein), except in the proper course of the Grantee’s duties to the Company in the ordinary course of business, except as required by law or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any Confidential and Proprietary Information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
5B.    Non-Competition. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during his/her employment with the Company and (1) with respect to all Grantees based in Ontario, continuing thereafter until (Y) twelve (12) months following the termination of his/her employment with the Company or (Z) in the event of a termination due to Retirement, twelve (12) months following the final Vesting Date, in each case if the Grantee was classified by the Company in its human resources information system of record as being in an executive role (i.e. chief executive officer, president, chief administrative officer, chief operating officer, chief financial officer, chief information officer, chief legal officer, chief human resources officer or chief corporate development officer, or holds any other chief executive position) as of his/her last day of employment with the Company or (2) with respect to all other Grantees, (i) (Y) twelve (12) months following the termination of his/her employment with the Company or (Z) in the event of termination due to Retirement, twelve (12) months following the final Vesting Date, in each case if the Grantee was classified by the Company in its human resources information system of record as being in a Director-level role or above (e.g., Director, VP, SVP, CEO, etc.) as of his/her last day of employment with the Company, or (ii) (Y) six (6) months following the termination of his/her employment with the Company or (Z) in the event of termination due to Retirement, six (6) months following the final Vesting Date, in each case if the Grantee was classified by the Company in its human resources information system of record as being in a role below Director-level (e.g., Manager, Team Lead, Individual Contributor, etc.) as of his/her last day of employment with the Company, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity), own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise in the Restricted Area. For purposes of this Paragraph, a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s employment with the Company or within six (6) months after the Grantee’s termination of employment with the Company or its subsidiaries, owned or controlled. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards (collectively the “Business”). For purposes of this Paragraph, the “Restricted Area” is Canada. The restrictions in this Paragraph shall not be construed to prevent the Grantee from, following the termination of his/her employment with the Company, working for a business entity that does not compete with the Business simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Paragraph will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The restrictions in this Paragraph shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company.
5C.    Additional Provisions. The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraph 4, Sub-paragraph 5A, Sub-paragraph 5B or Sub-paragraph 5C of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law.

The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event he/she breaches any part of Paragraph 4, Sub-paragraph 5A, Sub-paragraph 5B or Sub-paragraph 5C of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable legal fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if he/she breaches any covenant set forth in Sub-paragraphs 5A or 5B, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach.
If any one or more provisions of Paragraph 4, Sub-paragraph 5A, Sub-paragraph 5B or Sub-paragraph 5C shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Paragraph 4, Sub-paragraph 5A, Sub-paragraph 5B or Sub-paragraph 5C may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled.
The Grantee agrees, subject to applicable law, during (i) the twelve (12) month period following the termination of his/her employment with the Company, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.
Mindful of the obligations set forth in Paragraph 4, Sub-paragraph 5A, Sub-paragraph 5B and Sub-paragraph 5C, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.
Governing Law:
The following provision replaces Paragraph 9 of the Agreement in its entirety:
9.    Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the province in which the Grantee performs the majority of his or her work for the Company and the federal laws of Canada applicable in that province.
Tax Obligations:

The following provision replaces Paragraph 10 of the Agreement in its entirety:
10.    Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that he/she is responsible for the payment of income and employment taxes (and any other taxes required to be withheld) payable in connection with the vesting and settlement of an Award. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. Notwithstanding the foregoing, the Company may retain and withhold from delivery at the time of vesting that number of shares of Common Stock having a fair market value equal to the taxes owed by the Grantee, which retained shares shall fund the payment of such taxes by the Company on behalf of the Grantee.
Voluntary Participation:
16.    Voluntary Participation. By accepting this Award of securities, the Grantee represents and warrants to the Company that his or her participation in the trade and acceptance of such securities is voluntary and that he or she has not been induced to participate by expectation of engagement, appointment, employment or continued engagement, appointment or employment, as applicable.

17.    French Language Documents for Quebec-based Grantees. In the event that Grantee is based in Quebec, a French translation of the Agreement, the Plan and certain other documents related to the Award will be made available to the Grantee as soon as reasonably practicable. The Grantee understands that, from time to time, additional information related to the Award may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Agreement, and unless the Grantee indicates otherwise, the French translation of the Agreement and certain other documents related to the Award will govern the Award and the Grantee's participation in the Plan.
Imposition of Other Requirements:
18.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Electronic Delivery and Acceptance:
19.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Data Privacy:
20.Data Privacy. The Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Grantee further authorizes the Company, the Employer and/or any other affiliate to disclose and discuss such information with their advisors. The Grantee also authorizes the Company, the Employer and/or any other affiliate to record such information and to keep such information in the Grantee’s employee file. The Grantee further acknowledges that the Grantee’s personal information, including sensitive personal information, may be transferred or disclosed outside of the province where the Grantee resides, including to the United States. If applicable, the Grantee also acknowledges that the Company, the Employer, and other parties involved in the administration of the Plan may use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.

Additional Acknowledgements and Authorizations:
21.    Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that:
(a)the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;
(b)neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and
(c)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

France
WEX EUROPE SERVICES SAS employees, a subsidiary of the Company, benefit from the measures of this document subject to the rules applicable under French law.
"Eligible employees" for the purposes of Restricted Stock Unit Awards shall include employees and managing directors only of the Company.
Award
The following provisions replace Paragraph 2 of the Agreement in its entirety
2.    Award. Concurrently with the acknowledgement of this Agreement and concurrently with and contingent upon the Grantee’s acknowledgement of the Memorandum, and further subject to the terms and conditions set forth in the Plan and this Agreement, including without limitation, the Grantee’s agreement to comply with the confidentiality obligation and non-compete during the employment contract defined in the Grantee’s employment contract, the Company hereby grants the number of Restricted Stock Units indicated in the Memorandum to the Grantee. Each Restricted Stock Unit entitles the Grantee, upon vesting, to one share of Common Stock based on continued employment or as otherwise set forth in this Agreement. In accepting this Award, the Grantee agrees to be bound by any clawback policy that the Company has adopted or may adopt in the future, to the fullest extent permitted by applicable law.
Vesting of Restricted Stock Units:
The following provisions replace Paragraph 3 of the Agreement in its entirety
3.    Vesting and Settlement of Restricted Stock Units
(a)    Upon the vesting of the Award, as described in this Paragraph, the Company shall deliver for each Restricted Stock Unit that becomes vested, one share of Common Stock. Subject to Paragraph 10, the Common Stock shall be delivered as soon as practicable following the applicable Vesting Date or event set forth below, but in any case, within thirty (30) days after such date or event.
(b)     Subject to Sub-paragraphs 3(c), (d) and (e) and the Grantee’s compliance with the confidentiality obligation and non-compete during the employment contract defined in the Grantee’s employment contract, as set forth in the Memorandum, one-third (1/3) of the total number of Restricted Stock Units subject to this Award shall become vested on each of the first three (3) anniversaries of the Date of Grant (each, a “Vesting Date”), in each case, so long as the Grantee remains employed with the Company or its subsidiaries through each such Vesting Date and such vested Restricted Stock Units shall be settled in accordance with Sub-paragraph 3(a).
(c)    Notwithstanding Sub-paragraph 3(b), upon the Grantee’s death, the Award shall become immediately and fully vested as to the number of Restricted Stock Units set forth in the Memorandum that have not yet vested pursuant to Sub-paragraph 3(b) and such Restricted Stock Units shall be settled in accordance with Sub-paragraph 3(a), subject to any terms and conditions set forth in the Plan or imposed by the Leadership Development and Compensation Committee of the Board of Directors (the “Committee”).
(d)    Notwithstanding Sub-paragraph 3(b), if after six (6) months of employment have been completed following the Date of Grant set forth in the Memorandum, and prior to the date that all of the Restricted Stock Units have vested, the Grantee’s employment with the Company terminates by reason of Retirement, the portion of the Restricted Stock Units that is not then vested shall continue to vest and be settled in accordance with the schedule set forth in Sub-paragraphs 3(a) and 3(b) above, subject to (i) the Grantee’s continued compliance with the provisions of this Agreement on each such date and the confidentiality obligation and non-compete during the employment contract defined in the Grantee’s employment contract, (ii) the Grantee’s execution of a separation agreement and release of claims in a form determined by the Company and agreed with the Grantee (and executed by deed where appropriate), within the consideration period specified in such agreement following the date of such termination (such period ending on the date of such agreement’s execution, the “Consideration Period”) and the Grantee’s non-revocation of the execution of such agreement during the revocation period specified in such agreement following the expiration of the Consideration Period (the “Revocation Period”) and (iii) the Grantee’s successful completion of the Grantee’s transitional duties prior to the date of such termination; provided, that, (A) in the event of the Grantee’s death following the Grantee’s Retirement and prior to the final Vesting Date, the unvested portion of the Award shall immediately and fully vest and be settled in accordance with Sub-paragraphs 3(a) and 3(c) above, subject to any terms and conditions set forth in the Plan or imposed by the Committee and (B) in the event that any Vesting Date occurs following the date of such termination, but prior to the expiration of the Revocation Period, the Restricted Stock Units that would otherwise vest on such Vesting Date and be settled on or within thirty (30) days following such Vesting Date in accordance with Sub-paragraphs 3(a) and (b) shall instead vest and be settled on the date immediately following the expiration of the Revocation Period (or, if the Consideration Period and the Revocation Period could span two (2) calendar years, the Restricted Stock Units shall be vested and settled on the first regularly scheduled payroll date during the second calendar year). For purposes of this Agreement, “Retirement” shall mean termination of employment upon at least six (6) months of prior written notice by the Grantee to the Grantee’s direct manager at the Company, and other than for Cause (as defined in the Plan), provided that the Grantee has satisfied at the time of notice any of the following: (i) on or after the attainment of fifty-five (55) years of age and ten (10) full continuous years of service, (ii) on or after the attainment of sixty (60) years of age and five (5) full continuous years of service or (iii) on or after the attainment of sixty-five (65) years of age and two (2) full continuous years of service, in each case, as determined by the Company’s HRIS. Notwithstanding the foregoing, if (i) the Company receives a legal opinion that there has been a legal judgment and/or legal development in the Grantee’s jurisdiction that likely would result in the favorable treatment that applies to the Award under this Sub-paragraph 3(d) being deemed unlawful, or (ii) the confidentiality obligation and non-compete during the employment contract defined in the Grantee’s employment contract are held by any court or government authority (or otherwise deemed) to be void, unlawful or unenforceable as written with respect to the Grantee, the provisions of Sub-paragraph 3(d) will not be applicable to the Grantee and the remaining provisions of Paragraph 3 will govern.
(e)    Notwithstanding Sub-paragraph 3(b):

(i)     upon a “Change in Control” of the Company, if the surviving entity does not agree to assume the obligations set forth in the Agreement, then the Award shall become immediately and fully vested and the Award shall be settled in accordance with Sub-paragraph 3(a) above, subject to any terms and conditions set forth in the Plan or imposed by the Committee; provided, however, that (A) in the event that the Restricted Stock Units constitute the payment of nonqualified deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and (B) the Change in Control does not constitute a “change in control event” within the meaning of Section 409A of the Code, the Restricted Stock Units shall vest immediately upon such Change in Control but shall be payable in accordance with the schedule set forth in Sub-paragraphs 3(a) and 3(b) hereof, or earlier as set forth in Sub-paragraphs 3(a) and 3(c); and
(ii)     upon a Change in Control, if the surviving entity does agree to assume the obligations set forth in the Agreement, then the Award shall be subject to the provisions to Section 10(c)(2) of the Plan, provided, however, that (A) in the event that the Restricted Stock Units constitute the payment of nonqualified deferred compensation within the meaning of Section 409A Code and (B) the Change in Control does not constitute a “change in control event” within the meaning of Section 409A of the Code, the Restricted Stock Units shall vest immediately upon the applicable termination of employment pursuant to Section 10(c)(2) of the Plan but shall be payable in accordance with the schedule set forth in Sub-paragraphs 3(a) and 3(b) hereof, or earlier as set forth in Sub-paragraphs 3(a) and 3(c).
For purposes of this Agreement, “Change in Control” shall have the meaning set forth in the Plan.
Confidential, non-compete and non-solicitation restrictions:
The following provisions and the relevant clauses of the individual employment contracts and the amendment to the individual employment contracts replace Paragraphs 4 and 5 of the Agreement in its entirety:
Confidential and Proprietary Information; Non-Competition and Non-Solicitation
The Grantee hereby acknowledges and agrees to be bound by the provisions relating to confidential and proprietary information, non-competition and non-solicitation, which are contained within the addendum to the Grantee’s contract of employment and/or the Grantee’s contract of employment of near or even date herewith.
No rights to continued employment or service:
The following provision supplements Paragraph 8 of the Agreement:
The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation.
The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment or service contract (if any).
Governing Law:
The following provision replaces Paragraph 9 of the Agreement in its entirety:
9.    Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of France. Any disputes shall be brought to and adjudicated by the French civil courts.
Tax Obligations:
The following provisions replace Paragraph 10 of the Agreement in its entirety:
    10.    Tax Obligations.

(a)As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that he/she is responsible for the payment of income taxes and any other taxes or contributions whatsoever, including social security contributions payable in connection with the vesting of an Award.
(b)The amount of taxes will be determined and paid in accordance with the applicable French legal provisions.
(c)Whether the Company must pay taxes or social contributions on behalf of the Grantee, the Company may retain and withhold from delivery at the time of vesting that number of shares of Common Stock having a fair market value equal to the taxes required to be withheld by the Company from the Grantee, which is accepted by the Grantee.
Amendments; Severability:
The following provisions replace Paragraph 13 of the Agreement in its entirety:
    13.    Amendments; Severability.
(a)    This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto. The Company may be amended or modified this agreement to adapt it to the new legal provisions.
(b)    The provisions of this Agreement are severable, such that in the event any provision of this Agreement is found to be unenforceable, in whole or in part, the remainder of this Agreement will nevertheless be binding and enforceable.
Consent to Receive Information in English:
16.    Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement, à la présente convention.
Imposition of Other Requirements:
17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Electronic Delivery and Acceptance:
18.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Data Privacy:
19.    Data Privacy
(a)The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification numbersalary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted which the Company receives from the Grantee or the Employer.

(b)Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.

(c)Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan.

(d)Personal data will be converted for the duration of the Plan’s holding period or for a longer holding period in order to meet legal requirements or to comply with rules relating to the statutory limitation period for claims.

(e)International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent.

(f)Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan.

(g)Data Subject Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the

Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department.

Tax Information:
20.    Tax Information. The Grantee understands that this Award is not intended to be French tax-qualified.
Additional Acknowledgements and Authorizations:
21.    Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that:
(a)the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;
(b)neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and
(c)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

Germany
The Grantee is employed by WEX Europe Services Telesales GmBH (the “Employer”) a wholly-owned subsidiary of the Company (a “Group Company” and collectively, with all other subsidiaries of the Company, the “Group Companies”).
The Company has the authority under and pursuant to the Plan to grant awards to eligible employees of the Company and its subsidiaries (each a “Group Company” and, collectively, the “Group Companies”).
"Eligible employees" for the purposes of Restricted Stock Unit Awards made to participants resident in Germany, shall include employees and managing directors only of the Employer.
Vesting of Restricted Stock Units:
The following provisions replace Paragraph 3 Sub-paragraph (b) of the Agreement:
(b)    Subject to Sub-paragraphs 3(c), (d) and (e) and Paragraphs 4 and 5, as set forth in the Memorandum, one-third (1/3) of the total number of Restricted Stock Units subject to this Award shall become vested on each of the first three (3) anniversaries of the Date of Grant (each, a “Vesting Date”), in each case, so long as the Grantee remains employed with any of the Group Companies through each such Vesting Date and such vested Restricted Stock Units shall be settled in accordance with Sub-paragraph 3(a).
Confidential and Proprietary Information:
The following provisions replace Paragraph 4 of the Agreement in its entirety:
4.    Confidential and Proprietary Information. The Grantee acknowledges that in connection with his/her employment with the Employer, the Grantee has and will continue to have access to information of a nature not generally disclosed or readily accessible to the public in which there is a legitimate interest in secrecy and which is the subject of appropriate secrecy measures. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone, any Confidential

Information, except in the proper course of the Grantee’s duties to the Employer and/or Company, as required by law or as authorized by the Board of Directors.
4.1     The term “Confidential and Proprietary Information” includes but is not limited to and is agreed that the Employer and the Company have a legitimate interest in secrecy in particular, but not limited to in respect of:
4.1.1    financial information relating to the Employer and any Group Company including (but not limited to) management accounts, sales forecasts, dividend forecasts, profit and loss accounts and balance sheets, draft accounts, results, order schedules, profit margins, pricing strategies, and other information regarding the performance or future performance of the Employer or any Group Company;
4.1.2    client or customer lists and contact lists, details of the terms of business with, the fees and commissions charged to or by and the requirements of customers or clients, prospective customers or clients of, buyers from and suppliers to the Employer or any Group Company, price lists, discount structures, pricing statistics, market research reports, renewal dates and any customer or prospective customer complaints;
4.1.3    any information relating to expansion plans, maturing business opportunities, business strategy, marketing plans, and presentations, tenders, projects, joint ventures or acquisitions and developments contemplated, offered, or undertaken by the Employer or any Group Company;
4.1.4    details of the employees, officers, and workers of and consultants to the Employer or any Group Company, their job skills and capabilities and the remuneration and other benefits paid to them;
4.1.5    copies or details of and information relating to know-how, research activities, inventions, creative briefs, ideas, computer programs (whether in source code or object code), secret processes, designs and formulae, or other intellectual property undertaken, commissioned, or produced by or on behalf of the Employer or any Group Company;
4.1.6    confidential reports or research commissioned by or provided to the Employer or any Group Company and any trade secrets and confidential transactions of the Employer or any Group Company;
4.1.7    details of any marketing, development, pre-selling or other exploitation of any intellectual property, or other rights of the Employer or any Group Company, any proposed options or agreements to purchase, license, or otherwise exploit any intellectual property of the Employer or any Group Company, any intellectual property which is under consideration for development by the Employer or any Group Company, any advertising, marketing, or promotional campaign which the Employer or any Group Company is to conduct; and
4.1.8    any information which the Grantee ought reasonably to know is confidential and any information which has been given to the Employer or any Group Company in confidence by agents, buyers, clients, consultants, customers, suppliers, or other persons.
4.2    The previous Sub-paragraph will apply to any such information whether designated as confidential and proprietary or not and whether provided orally, in writing or on electronic media. The previous Sub-paragraph will not apply to any information which the Grantee can demonstrate: (i) was known to the Grantee prior to the commencement of the Grantee’s employment by the Employer; or (ii) is in the public domain, other than by way of unauthorized disclosure (whether by the Grantee or any other person).
4.3    No Confidential and Proprietary Information may be reproduced (except in the proper exercise of the Grantee’s duties to the Employer) or given to the press or any publication whatsoever or in the form of a paper to a professional body without the prior written consent of the Employer or the Company.

4.4    The Grantee shall not make copies of, or memorize any, Confidential and Proprietary Information and shall on the Termination Date return to the Company any records in any form of Confidential and Proprietary Information acquired or received by the Grantee during the course of his/her employment and shall not retain any copy, in whatever means, or summary of the same.
4.5    This Agreement shall not prevent the Grantee from:
4.5.1    reporting misconduct, or a serious breach of applicable regulatory requirements to anybody responsible for supervising or regulating the matters in question;
4.5.2    disclosing the information specifically requested by a mandatory order issued by a competent administrative authority or court;
4.5.3    reporting an offence to a law enforcement agency; or
4.5.4    co-operating with a criminal investigation or prosecution.
Non-solicitation:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5. Restrictive Covenants
5.1 Definitions
The following definitions apply to this Agreement unless the context requires otherwise:
5.1.1     “Critical Employee” means any person who is employed or engaged by or seconded or assigned to the Company or any Group Company during the Restricted Period and:
        5.1.1.1 for whom, during the Relevant Period:
a.    the Grantee have had direct or indirect managerial responsibility; or
b.    with whom the Grantee had contact or dealings; and
5.1.1.2 who, during the Relevant Period:
a.     had contact with Customers or Prospective Customers or suppliers in performing his/her duties of employment with the Company or any Group Company; and/or
b.     is in possession of Confidential and Proprietary Information about Customers or Prospective Customers or suppliers;
5.1.2     “Customer” means any person, firm, company, business entity or other organization whatsoever to which the Company or any Group Company distributed, sold or supplied Restricted Goods or Restricted Services during the Relevant Period;
5.1.3     “Prospective Customer” means any person, firm, company, business entity or other organization whatsoever with which the Company or any Group Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of Restricted Goods or Restricted Services;
5.1.4 “Relevant Period” means the period of twelve (12) months immediately preceding the start of the Restricted Period;
5.1.5     “Restricted Goods or Restricted Services” means:
5.1.5.1 any products and services provided by the Company or any Group Company as at the Termination Date or which the Company or any Group Company has planned to start providing within six (6) months of the Termination Date including, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards researched, developed, manufactured, distributed or sold by the Company or any Group Company; and
5.1.5.2 with which the Grantee duties were materially concerned or for which the Grantee, or any employee who was under the Grantee’s direct or indirect supervision, were responsible during the Relevant Period,
5.1.5.3 or any products or services of the same type or materially similar to such products or services;
5.1.6     “Restricted Period” means the period commencing on the earlier of (i) the Termination Date; or (ii) such date on which the Grantee cease providing services to the Company, and continuing for twelve (12) months in respect of the Non-Solicitation of Customers, Prospective Customers and Critical Employees in Sub-paragraph 5.2.1;
5.1.7     “Termination Date” means the date upon which the Grantee’s employment with the Company terminates for whatever reason and howsoever arising, whether lawfully or unlawfully.
5.2 Non-Solicitation.
5.2.1    In order to protect the Confidential and Proprietary Information, and business/customer connections and workforce stability of the Company and any Group Company, and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, the Grantee agrees that during the appointment and during the Restricted Period, without the Company’s consent, the Grantee shall not, on behalf of him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company and any Group Company, (and whether as an employee, employer, consultant, agent, principal, partner, corporate officer, board member, director, service provider or in any other individual or representative capacity whatsoever), directly or indirectly:
5.2.1.1     In competition with the Company and/or any Group Company, contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, any Customer, or Prospective Customers of the Company or any Group Company in respect of Restricted Goods or Restricted Services;
5.2.1.2    Solicit or induce, either directly or indirectly, any Critical Employee to leave the employ of the Company or any Group Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any Critical Employee in the business of researching into, developing or otherwise dealing with Restricted Goods or Restricted Services; and/or
5.2.1.3    In the event that the Grantee breaches his/her obligations under Sub-paragraphs 5.2.1.1-5.2.1.2, the Grantee shall pay to the Company a contractual penalty equal to fifty percent (50%) of the last contractual (fixed and variable) monthly remuneration per breach.
5.2.2    Subject to the reporting of possible violations of the securities laws to the German supervisory authority, the Financial Services and Markets Authority (FSMA), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others, the Grantee agrees to keep confidential and not: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. For the avoidance of doubt, the Restricted Period does not apply to this Sub-paragraph 5.2.2, it being understood that the Grantee’s obligations continue in perpetuity.
5.2.3    The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is a party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and any Group Company, (c) solicitation or hire of Company and any Group Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions and the amount to be paid to the Grantee in consideration for the post-termination non-competition obligations shall be the highest of both considerations, but not the addition of both consideration. To the extent the restrictions contained in this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the restrictions in this Agreement. If after the date of this Agreement the Grantee subsequently agrees to enter into an agreement containing restrictive covenants (“Subsequent Restrictions”), to the extent that the restrictions contained in this Agreement conflict in any way with any Subsequent Restrictions, such conflict shall be resolved by giving effect to the Subsequent Restrictions.
5.2.4    The Grantee hereby agrees that the Grantee will at the request and cost of the Company enter into a direct agreement or undertaking with any Group Company whereby the Grantee will accept restrictions and provisions corresponding to the restrictions and provisions in this Agreement (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period as such Group Company may reasonably require for the protection of its legitimate business interests.
5.2.5    If the Grantee’s employment transfers by operation of law to a third party (the “Transferee”), this Agreement shall with effect from that transfer of employment apply to the Grantee as if references to the Company included the Transferee and references to any Group Company were construed accordingly, and as if the references to defined terms in respect of the Company and any Group Company including but not limited to "Customer", "Prospective Customer" and "Critical Employee", applied to the customers, prospective customers and critical employees of the Transferee and their respective Group Companies. The Grantee agrees to execute any such documents as may be required to effectuate said benefit.
5.2.6    Each of the restrictions contained in this Sub-paragraph 5.2, each definition set out in Sub-paragraph 5.1, each limb of such definition and each operative word within each Sub-paragraph or definition is intended to be an entirely separate, severable and independent restriction, notwithstanding that they are combined together for the sake of brevity, and the Grantee agrees not to advance any argument to the contrary. In the event that any of the restrictions shall be held to be void or ineffective but would be valid and effective if some part of the wording thereof were deleted such restriction shall apply with such modification as may be necessary to make it valid and effective. If such a deletion applies to a definition, such deletion shall not apply to any other restriction, so that each definition is deemed to be repeated each time it is used. If any one or more provisions of Paragraphs 4 or 5 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Paragraphs 4 or 5 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled.
5.2.7    The Grantee agrees to provide a copy of this Agreement to any employer or other person to whom or with whom the Grantee is intending to provide services within the Restricted Period before entering into any contractually binding agreement to perform such services.
5.2.8    Subject to any requirements under the General Data Protection Regulations, immediately after agreeing to provide services to any person during the Restricted Period, the Grantee will notify the Company of the identity of that person.
5.2.9    Upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company as a reminder and ratification of the Grantee undertaking to comply with the Grantee obligations under this agreement.
5.2.10    The Grantee acknowledges that the period of time, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, reasonable and necessary under the circumstances and are reasonably required for the protection of the Company and any Group Company.
Tax Obligations:
10.     Tax Obligations.
The following provisions replace Paragraph 10 of the Agreement in its entirety:
(a) As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that he/she is responsible for the payment of income and employment taxes (and any other taxes or contributions whatsoever, including social security contributions) payable in connection with the vesting of an Award. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes required to be withheld by the Company. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion.
(b) Notwithstanding Sub-paragraph 10(a), the Company will retain and withhold from delivery at the time of vesting that number of shares of Common Stock having a fair market value equal to any taxes or contributions required to be withheld by the Company from the Grantee, which retained shares shall fund the payment of such taxes or contributions by the Company or any company or entity of the WEX Group on behalf of the Grantee.
Paragraph 10 shall be without prejudice to the applicable tax and social security obligations under German law applying to the Company or any Group Company.
Language:
16.    Language. The Grantee warrants and represents that he/she is fluent in English and fully and unmistakably understands the terms and conditions of this Agreement and has been given the opportunity to seek assistance in translation. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.
Imposition of Other Requirements:
17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Electronic Delivery and Acceptance:
18.    Written Form Electronic Delivery and Acceptance. Each party shall receive a mutually signed copy of this. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Data Privacy:
19.     Data Privacy.
(a)    The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer.
(b)    Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.
(c)    Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan.
(d)    International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent.
(e)    Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan.
(f)    Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department.
(g)    Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject.
(h)    For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/.
Additional Acknowledgements and Authorizations:
20. Additional Acknowledgements and Authorizations:
By accepting the Award, the Grantee consents to participation in the Plan and acknowledges that the Grantee has received a copy of the Plan.

The Grantee understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant the Award under the Plan to employees of the Company and its subsidiaries. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any subsidiary, other than to the extent set forth in this Agreement. Consequently, the Grantee understands that the Award is granted on the assumption and condition that the Award and any shares acquired at vesting of the Award are not part of any employment or service contract (either with the Company or any subsidiary), and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, the Grantee understands that this grant would not be made but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Award shall be null and void.
Further, the Grantee understands that he or she will not be entitled to continue vesting in any Award upon cessation of the Grantee’s employment or service, except as otherwise provided in this Agreement. This will be the case, for example, even in the event of a termination of the Grantee’s employment by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjusted or recognized to be without cause, individual or collective dismissal or objective grounds, whether adjudged or recognized to be without cause. The Grantee acknowledges that the Grantee has read and specifically accepts the vesting and termination conditions in the Agreement.
The Grantee further acknowledges the following:
(a)the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;
(b)neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and
(c)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

Ireland
The Grantee is employed either by Optal Financial Europe Limited or WEX Europe Limited, a wholly-owned subsidiary of the Company (a “Group Company” and collectively, with all other subsidiaries of the Company, the “Group Companies”); (each, respectively, the “Employer”).
"Eligible employees" for the purposes of Restricted Stock Unit Awards made to participants resident in the Republic of Ireland shall include employees and executive directors only of the Employer.
Confidential and Proprietary Information:
The following provisions replace Paragraph 4 of the Agreement in its entirety:
4.Confidential Information.
4.1.The Grantee acknowledges that in connection with his/her employment with the Employer, the Grantee has and will continue to have access to, obtain, and become aware of the Employer’s trade secrets and/or Confidential Information (as defined below) of a nature not generally disclosed to the public, such that the Grantee will be placed in a position whereby the Grantee may cause commercial and irreparable damage to the legitimate business interests of the

Employer and/or any Group Company by using or disclosing Employer’s trade secrets and/or such Confidential Information.
4.2.In order to protect the legitimate business interests of the Employer and/or any Group Company, the Grantee agrees that during employment and after the Termination Date (without limitation in time), and without prejudice to the Grantee’s common law duties, the Grantee shall keep confidential and not directly or indirectly:
4.2.1.make any disclosure to any other person, company or organisation whatsoever; and/or
4.2.2.make use of for the Grantee’s own benefit or for the benefit of any other person, company or organisation whatsoever, any trade secrets or Confidential Information that has or will come to the Grantee’s knowledge during his/her employment, or that has been or will be given to the Grantee in confidence by the Employer and/or any Group Company, or which the Grantee as a person of honesty and reasonable intelligence should reasonably treat as confidential, whether or not the same is specifically marked as confidential and whether provided orally, in writing or on electronic media, or memorized by the Grantee, except in the proper course of the Grantee’s duties to the Employer and/or any Group Company, as required by law or as authorised by the Board of Directors.
4.3.The term “Confidential Information” includes but is not limited to:
4.3.1. financial information relating to the Employer and any Group Company including (but not limited to) management accounts, sales forecasts, dividend forecasts, profit and loss accounts and balance sheets, draft accounts, results, order schedules, profit margins, pricing strategies, and other information regarding the performance or future performance of the Employer or any Group Company;
client or customer lists and contact lists, details of the terms of business with, the fees and commissions charged to or by and the requirements of customers or clients, prospective customers or clients of, buyers from and suppliers to the Employer or any Group Company, price lists, discount structures, pricing statistics, market research reports, renewal dates and any customer or prospective customer complaints;
any information relating to expansion plans, maturing business opportunities, business strategy, marketing plans, and presentations, tenders, projects, joint ventures or acquisitions and developments contemplated, offered, or undertaken by the Employer or any Group Company;
details of the employees, officers, and workers of and consultants to the Employer or any Group Company, their job skills and capabilities and the remuneration and other benefits paid to them;
4.3.2.copies or details of and information relating to know-how, research activities, inventions, creative briefs, ideas, computer programs (whether in source code or object code), secret processes, designs and formulae, or other intellectual property undertaken, commissioned, or produced by or on behalf of the Employer or any Group Company;
4.3.3.confidential reports or research commissioned by or provided to the Employer or any Group Company and any trade secrets and confidential transactions of the Employer or any Group Company;
4.3.4.details of any marketing, development, pre-selling or other exploitation of any intellectual property, or other rights of the Employer or any Group Company, any proposed options or agreements to purchase, license, or otherwise exploit any intellectual property of the Employer or any Group Company, any intellectual property which is under consideration for development by the Employer or any Group Company, any advertising, marketing, or promotional campaign which the Employer or any Group Company is to conduct;
4.3.5.any information which the Grantee ought reasonably to know is confidential and any information which has been given to the Employer or any Group Company in confidence by any third party; and

4.3.6.any compilation of information which in its individual parts may not be Confidential Information but which derives its commercial value and its confidential nature from its aggregation.
4.4. No trade secrets and/or Confidential Information may be reproduced or memorised (except in the proper exercise of the Grantee’s duties to the Employer or any Group Company), or given to the press or any publication whatsoever or in the form of a paper to a professional body without the prior written consent of the Employer.
4.5. The Grantee shall on the Termination Date return to the Employer any records in any form of trade secrets and/or Confidential Information acquired or received by the Grantee during the course of his/her employment and shall not retain any copy or summary of the same.
4.6.The restrictions in Sub-paragraphs 4.2 and 4.4 will not apply to any information which the Grantee can demonstrate: (i) was known to the Grantee prior to the commencement of the Grantee’s employment by the Employer; or (ii) is in the public domain, other than by way of unauthorised disclosure (whether by the Grantee or any other person).
4.7.This Agreement shall not prevent the Grantee from:
4.7.1.reporting misconduct, or a serious breach of applicable regulatory requirements to a law enforcement agency or anybody responsible for supervising or regulating the matters in question;
4.7.2.disclosing any information which the Grantee is entitled to disclose under the Protected Disclosures Act 2014 (provided that such disclosure is in accordance with the Protected Disclosures Act 2014) and in accordance with the Employer’s Whistleblowing Policy; or
4.7.3.co-operating with a criminal investigation or prosecution.
4.8.The Grantee agrees, during the period of twelve (12) months immediately following the termination of the Grantee’s employment with the Employer or the Group Company for any reason, to disclose to the Employer, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
4.9.While the Grantee is employed with the Employer or any Group Company and for a period of at least twelve (12) months thereafter, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure.
4.10.The Grantee agrees that the Employer may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Employer is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.
Non-Solicitation and Non-Competition:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5A. Definitions.
The following definitions apply to the Sub-paragraph in 5B below:
5A.1. “Critical Employee” means any person at a manager level or above:

5A.1.1. who is employed or engaged by or seconded or assigned to the Employer or any Group Company during the Restricted Period; and
5A.1.2. for whom, during the Relevant Period:
5A.1.2.1. the Grantee has had direct or indirect managerial responsibility; or
5A.1.2.2. with whom the Grantee had material contact or dealings; and
5A.1.3 who, during the Relevant Period:
5A.1.3.1. had material contact with Customers or Prospective Customers in performing his/her duties of employment with the Employer or any Group Company; and/or
5A.1.3.2. is in possession of Confidential Information about Customers or Prospective Customers;
5A.2. “Customer” means any person, firm, company, business entity or other organization whatsoever to which the Employer or any Group Company distributed, sold or supplied Restricted Goods or Restricted Services during the Relevant Period and with which, during that period:
5A.2.1. the Grantee, or
5A.2.2. any employee under the Grantee’s direct or indirect supervision, had material dealings in the course of employment with the Employer or any Group Company, or about whom the Grantee was in possession of Confidential Information, but always excluding therefrom any subsidiary, division, branch or office of such person, firm, company or other organisation whatsoever with which the Grantee and/or any such employee had no dealings during that period;
5A.3. “Permitted Investment” means holding an investment by way of shares or other securities of not more than five percent (5%) of the total issued share capital of any company, whether or not it is listed or dealt in on a recognised stock exchange.
5A.4    “Potential Adverse Party” means: (i) any competitor of the Employer or any Group Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Employer or any Group Company, (iii) a member of the media, (iv) any prospective acquirer of the Employer or any Group Company, (v) any litigant or potential litigant against the Employer or any Group Company, (vi) any other person seeking information regarding the Employer or any Group Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Employer or any Group Company, or (v) any person acting on behalf of any of the foregoing.
5A.5    “Prospective Customer” means any person, firm, company or other organisation whatsoever with which the Employer or any Group Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of Restricted Goods or Restricted Services and with which, during such period:
5A.5.1. the Grantee, or
5A.5.2. any employee who was under the Grantee’s direct or indirect supervision, had material dealings in the course of employment by the Employer or any Group Company, or about which the Grantee was in possession of Confidential Information, but always excluding therefrom any subsidiary, division, branch or office of that person, firm, company or other organisation with which the Grantee and/or any such employee had no dealings during that period;
5A.6. “Relevant Period” means the period of twelve (12) months immediately preceding the start of the Restricted Period;
5A.7. “Restricted Area” means the Republic of Ireland and any other country in the world where the Employer or any Group Company is providing or supplying, or is planning to provide or supply, any Restricted Goods or Restricted Services and in or for which, during the Relevant Period:
5A.7.1. the Grantee, or
5A.7.2. any employee under the Grantee’s direct supervision, performed material duties for the Employer or relevant Group Company;
5A.8. “Restricted Goods or Restricted Services” means any products and services:
5A.8.1. (a) provided by the Employer or any Group Company as at the Termination Date or which the Employer or any Group Company has planned to start providing within six (6) months of the Termination Date including, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information; and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards; and/or (b) any products or services of the same type or materially similar to such products or services; and
5A.8.2. with which the Grantee’s duties were materially concerned or for which the Grantee, or any employee who was under the Grantee’s direct or indirect supervision, was responsible during the Relevant Period.
5A.9. “Restricted Period” means the period commencing on the earlier of (i) the Termination Date; (ii) the date when the Grantee commences Garden Leave; or (iii) such date on which the Grantee ceases providing services to the Employer, and continuing for twelve (12) months in respect of the Non-Solicitation of Customers, Prospective Customers and Critical Employees in Sub-paragraphs 5B.1.1 and 5B.1.2, and six (6) months in respect of the Non-Competition restriction in Sub-paragraph 5B.1.3; and twelve (12) months in respect of Sub-paragraph 5B.1.4;
5A.10. “Termination Date” means the date upon which the Grantee’s employment with the Employer terminates for whatever reason and howsoever arising, whether lawfully or unlawfully.
5B. Non-Solicitation and Non-Competition.
5B.1. The Grantee agrees that, in order to protect the Confidential Information, business/customer connections and workforce stability of the Employer and any Group Company, during his/her employment with the Employer, and during the Restricted Period, he/she shall not without the Employer’s consent, whether on his/her own behalf or in conjunction with any person, firm, company, business entity or other organisation whatsoever, (and whether as an employee, employer, consultant, agent, principal, partner corporate officer, board member, director, or in any other individual or representative capacity whatsoever), directly or indirectly:
5B.1.1. In competition with the Employer and/or any Group Company within the Restricted Area, contact, call on, provide advice to, solicit, take away, or divert, and/or influence or attempt to influence any Customer or Prospective Customer of the Employer or any Group Company in respect of Restricted Goods or Restricted Services;
5B.1.2. Solicit or induce, either directly or indirectly, any Critical Employee to leave the employ of the Employer or any Group Company; or within the Restricted Area hire or employ, or assist in the hire or employment of, either directly or indirectly, any Critical Employee in the business of researching into, developing or otherwise dealing with Restricted Goods or Restricted Services;

5B.1.3. (i) Become employed by; or
(ii) be engaged in; or
(iii) be materially interested in; or
(iv) render services to, any business which provides or supplies Restricted Goods or Restricted Services within the Restricted Area, if the business:
(a) is in competition with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services; or
(b) is intending to compete with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services within the Restricted Period.
5.B.1.4 Without prejudice to Paragraph 4, save where legally required, directly or through others: (a) provide any Confidential Information, including any information derived from the Grantee’s experience with the Employer or any Group Company to a Potential Adverse Party; (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Employer or any Group Company and/or any current or former officer, director or employee of the Employer or any Group Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Employer or any Group Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Employer or any Group Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Employer or any Group Company, (iii) proposing to acquire the Employer or any Group Company or any of its assets or subsidiaries or (iv) making any other demands of the Employer or any Group Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Employer’s Chief Legal Officer (the “CLO”) and shall not discuss the Employer or any Group Company with any such Potential Adverse Party without prior written approval from the CLO.
For the purposes of this Paragraph 5, acts done by the Grantee outside the Restricted Area shall nonetheless be deemed to be done within the Restricted Area where their primary purpose is to distribute, sell, supply or otherwise deal with Restricted Goods or Restricted Services in the Restricted Area.
5B.1.5 This Paragraph 5 shall not prevent the Grantee from:
(i) holding a Permitted Investment; or
(ii) being engaged in or rendering services to, any business concern during the Restricted Period, provided that the Grantee’s duties or work shall relate solely to services or activities of a kind with which the Grantee (or an employee under the Grantee’s direct supervision) was not concerned to a material extent during the Relevant Period; or
(iii) acting in any capacity where there is no risk of conscious or subconscious direct or indirect transmission or use of Confidential Information.
5B.2. The Employer has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Employer, (c) solicitation or hire of employees of the Employer, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraphs 4 or 5 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect first to the enforceable restrictions in this Agreement.
5B.3. The Grantee hereby agrees that he/she will at the request and cost of the Employer enter into a direct agreement or undertaking with any Group Company whereby he/she will accept restrictions and provisions corresponding to the restrictions and provisions in this Paragraph 5 (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period as such Group Company may reasonably require for the protection of its legitimate business interests.
5B.4. If the Grantee’s employment transfers by operation of law to a third party (the “Transferee”), this Paragraph 5 shall with effect from that transfer of employment apply to the Grantee as if references to the Employer included the Transferee and references to any Group Company were construed accordingly, and as if the references to defined terms in respect of the Employer and any Group Company including but not limited to "Customer", "Prospective Customer" and "Critical Employee", applied to the customers, prospective customers and critical employees of the Transferee and their respective Group Companies. The Grantee agrees to execute any such documents as may be required to effectuate said benefit.
5B.5. Each of the restrictions contained in this Sub-paragraph 5B, each definition set out in Sub-paragraph 5A, each limb of such definition and each operative word within each Sub-paragraph or definition is intended to be an entirely separate, severable and independent restriction, notwithstanding that they are combined together for the sake of brevity, and the Grantee agrees not to advance any argument to the contrary. In the event that any of the restrictions shall be held to be void or ineffective but would be valid and effective if some part of the wording thereof were deleted such restriction shall apply with such modification as may be necessary to make it valid and effective. If such a deletion applies to a definition, such deletion shall not apply to any other restriction, so that each definition is deemed to be repeated each time it is used.
5B.6. The Grantee warrants that s/he will provide a copy of this Agreement to any employer or other person to whom or with whom the Grantee is intending to provide services or enter into employment within the Restricted Period, and that the Grantee will do so before entering into any contractually binding agreement to perform such services or enter into employment.
5B.7. Immediately after agreeing to provide services to or enter into employment with any third party during the Restricted Period, the Grantee will notify the Employer of the identity of that third party.
5B.8. Mindful of the obligations set forth in Paragraphs 4 and 5, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Employer.
5B.9. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Employer and Group Company.
No Rights to Continued Employment:
The following provisions replace Paragraph 8 of the Agreement in its entirety:
8.         No Rights to Continued Employment.
(a)    Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate such employment.
(b)    The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment contract (if any).
(c)    The rights and obligations of the Grantee under the terms of his/her office or employment with his/her employing entity, any past or present subsidiary, or associated or affiliate company of the Company shall not be affected by his/her participation in the Plan or the grant of this Award or any right which he/she may have to participate therein, and the Grantee hereby waives all and any rights to compensation or damages in consequence of the termination of his/her office or employment with any such company for any reasons whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from his/her ceasing to have rights under the Plan or being entitled to this Award as a result of such termination, or from the loss or diminution in value of such rights or entitlements.
Governing Law:
The following provisions replace Paragraph 9 of the Agreement in its entirety:
9.     Governing Law. Save for taxation, which shall be governed by the laws of Ireland, this Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.
Tax Obligations:
The following provisions replace Paragraph 10 of the Agreement in its entirety:
10. Tax Obligations. Regardless of any action the Company or the subsidiary that employs the Grantee (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that such amount may exceed the amount actually withheld by the Company and/or the Employer. The Grantee further acknowledges that the Company and/or the Employer (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Restricted Stock Units, the issuance of shares of Common Stock upon settlement of the Restricted Stock Units, the subsequent sale of shares of Common Stock, and the receipt of any dividends or dividend equivalents; and (ii) does not commit and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee becomes subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to vesting of the Restricted Stock Units, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee (i) from proceeds of the sale of the shares of Common Stock, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); and/or (ii) by the Company retaining a portion of the vested Restricted Stock Units to be settled.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Common Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Common Stock subject to the vested Restricted Stock Units, notwithstanding that a number of shares are held back solely for purposes of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.

Finally, the Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and deliver shares of Common Stock in payment of any earned and vested Restricted Stock Units if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Paragraph 10.

Nature of Award:

16.    Nature of Award. By entering into this Agreement and accepting the grant of Restricted Stock Units evidenced hereby, the Grantee acknowledges, understands, and agrees that:

(a)the Grantee’s participation in the Plan is voluntary;

(b)this Award is made solely by the Company, and the Company is solely responsible for the administration of the Plan and the Grantee’s participation in the Plan;

(c)the Plan is established voluntarily by the Company, is discretionary in nature, and may be terminated by the Company at any time, except as otherwise set forth in the Plan;

(d)the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units or benefits in lieu of Restricted Stock Units, even if such awards have been awarded in the past;

(e)all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(f)this Award and the underlying shares of Common Stock, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g)this Award and the underlying shares of Common Stock, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any vacation, severance, resignation, termination, redundancy, dismissal, or end-of-service payments; bonuses; long-service awards; pension, retirement, or welfare benefits; or similar payments;

(h)unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out, or substituted, in connection with any corporate transaction affecting the Common Stock;

(i)the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the vesting period without compensation to the Grantee;

(j)the future value of the shares of Common Stock that may be delivered in settlement of the Restricted Stock Units (to the extent earned) is unknown, indeterminable, and cannot be predicted with certainty;

(k)neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units, any payment made pursuant to the Restricted Stock Units, or the subsequent sale of any shares of Common Stock acquired under the Plan;

(l)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying shares of Common Stock; and

(m)the Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

Imposition of Other Requirements:

17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Electronic Delivery and Acceptance:

18.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Data Privacy:
19.        Data Privacy.
(a)The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process(es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer.
(b)Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.

(c)Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan.
(d)International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent.
(e)Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan.
(f)Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department.
(g)Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject.
(h)For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/.
Imposition of Other Requirements:
20.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Electronic Delivery and Acceptance:
21. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

The Grantee is employed by WEX Europe Services SRL, (the “Employer”) a wholly-owned subsidiary of the Company (a “Group Company” and collectively, with all other subsidiaries of the Company, the “Group Companies”).
The Company has the authority under and pursuant to the Plan to grant awards to eligible employees of the Company and its subsidiaries (each a “Group Company” and, collectively, the “Group Companies”).
"Eligible employees" for the purposes of Restricted Stock Unit Awards made to participants resident in Italy shall include employees and executive directors only of the Employer.
The following provisions replace Paragraph 4 of the Agreement in its entirety:
4. Confidential and Proprietary Information. The Grantee shall not disclose any confidential information relating the Company’s organization and clients and shall not use any information gained during the employment relationship, which may cause damage or prejudice to the Company. Confidential Information includes, without limitation, information relating to the Company’s past, present, or future research, development, or business affairs, such as trade secrets, inventions (whether or not patentable), software, software and technology architecture, networks, business methodologies, facilities, billing records, policies, financial and operational information, contracts, officer, director, and shareholder information, suppliers, client lists, marketing or sales prospects, projected projects, personal data pertaining to users of Company’s websites and services, Company “know how”, and all copies, reproductions, notes, analyses, compilations, studies, interpretations, summaries, and other documents, whether or not prepared by employee, Inventions, Invention disclosures, patent applications, techniques, technologies, procedures, methods, and all other materials and concepts relating to products, processes, and trade secrets.
Confidential Information does not include information that (i) at the time of its disclosure was in the public domain or subsequently becomes part of the public domain through no breach of this Agreement; (ii) is acquired by the Grantee without obligation of confidentiality from a third party which itself owes no direct or indirect obligation of confidentiality to Company; or (iii) must be disclosed by law.
The Grantee shall not, in any way, give, procure or supply, in any manner whatsoever, to any person, firm, association or company, the name or address of any client, or any trade secret or confidential information concerning the business of the Company, its customers, and its personnel, except with the written authorization of a representative of the Company.
The compliance with the above-mentioned duties is to be considered essential for the continuation, even temporary, of the employment relationship.
During the employment relationship, the Grantee shall respect all the Company’s guidelines in force from time to time including those regarding exclusivity and confidentiality.
***

Non-Competition and Non-Solicitation:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5.1    Non-Competition and Non-Solicitation. Pursuant to Article 2125 of the Italian Civil Code, the Grantee shall be irrevocably bound, during employment, during any period between Retirement and the final Vesting Date (if applicable) and for the Restricted Period by the following obligations:
(a)    not to carry out personally or in association with third parties, on third parties’ behalf, directly or indirectly, by any means, any operation within the Territory Italy, in the Company sector, its controlling and controlled companies, specifically with respect to companies:
(i)    whose business includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards;
(ii)    whose business sells or offers, or attempts to sell or offer, products or services similar to or competitive with the products or services offered by the Company;
(b)    not to hold, directly or indirectly, participation in companies that operate in the same field of our Company/its controlling and controlled companies operate, it being agreed that participations lower than three percent (3%) held as mere financial investment in companies listed in the Italian or foreign regulated markets, shall not be included;
(c)    not to solicit or offer, directly or indirectly, employment opportunities to employees, agents, co-operators and consultants of our Company/its controlling and controlled companies, also with respect to operation not competition with those of the Company.
5.2    The Grantee shall not, except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise provided for by the law or explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (v) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (v), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
5.3    For the avoidance of doubt, the Restricted Period does not apply to Sub-paragraph 5.2. above, it being understood that the Grantee’s obligations continue in perpetuity.
5.4    The following definitions apply with respect to the non-competition agreement:
(a)    “Territory Italy” means the territory represented by Italy, it being however understood that any operation carried on by any means also outside Italy, but targeting entities residing in Italy, or anyway operating within Italy, shall be considered as being carried on within the Territory Italy;
(b)    “personally” refers to any business carried out as an entrepreneur as defined by Article 2082 of the Italian Civil Code or as a self-employee as defined by Article 2222 of the Italian Civil Code;
(c)    “in association with third parties” refers to any and all business carried out within the frame of an association in participation or any other association relationship of a whatsoever nature;
(d)    “on third parties’ behalf” refers to any and all activity carried out as employee, a co-operator, consultant of whatsoever nature on third party’s behalf;
(e)    “indirectly” refers to the carrying out of a business by means of permanent establishments, representative offices, subsidiaries, branches, sales networks, or other companies and entities of different nature, directly or through relatives, fiduciaries and attorneys;
(f)    “Restricted Period” means the period commencing on (i) the Termination Date except in the event of Retirement; (ii) in the event of termination of employment due to Retirement, the final Vesting Date, and continuing for twelve (12) months thereafter.
During the Restricted Period, the Grantee undertakes to communicate, with a registered letter which must be sent to the Company, the exact indication and/or company name of all the subjects for whom he/she shall perform his/her activity and/or in which he/she shall assume responsibilities. These communications must be sent at the latest within the beginning of the activity and/or the assumption of the responsibility, in order to permit any control and defense of its legitimate rights by the Company. In case of non-fulfillment of the information obligations aforementioned, the Grantee shall pay to the Company a penalty equal to EUR 500,00 (five hundred/00), for each day of delay.
While the Grantee is employed with the Company, during any period between Retirement and the final Vesting Date (if applicable) and during the Restricted Period, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee during the mentioned periods. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.

With respect to the obligations pointed out in this covenant, and as consideration for such undertakings, the Company will pay to the Grantee, on the date of termination of the relationship, for any reason whatsoever, an amount equal to thirty percent (30%) of the gross annual salary.
The Grantee irrevocably acknowledges that the above compensation for the non-competition covenant is fair and that the non-competition covenant is limited as to its purpose so that he/she shall be able to find an alternative job during the validity of such non-competition agreement and to exercise in full his/her professional skills.
In the event of breach of this non-competition covenant, the Grantee shall pay, also as a penalty, an amount of money equal to the double of the amount agreed as compensation of the non-competition agreement, even if not cashed yet, any claim to obtain further compensation for damages suffered by the Company being freely operable. The payment of the penalty and/or of the compensation for further damages shall not cause the termination of this undertaking, which shall anyway preserve its validity until its natural expiry date.
The Parties undertake not to ask for the reduction of the penalties, as provided for by section 1348 of the Italian Civil Code, remuneration, compensations mentioned in this Agreement that were agreed having considered the mutual financial interests.
The potential invalidity and/or unlawfulness of one or more clauses of this covenant shall not entail the resolution or the voidability of the same; however, in every case of resolution or voidability or invalidity of this covenant, the Grantee shall be irrevocably obliged to the total restitution of the amount received under this covenant.

Tax Obligations:

The following provisions replace Paragraph 10 of the Agreement in its entirety:

10. Tax Obligations. Regardless of any action the Company or the subsidiary that employs the Grantee (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that such amount may exceed the amount actually withheld by the Company and/or the Employer. The Grantee further acknowledges that the Company and/or the Employer (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Restricted Stock Units, the issuance of shares of Common Stock upon settlement of the Restricted Stock Units, the subsequent sale of shares of Common Stock, and the receipt of any dividends or dividend equivalents; and (ii) does not commit and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee becomes subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to vesting of the Restricted Stock Units, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee (i) from proceeds of the sale of the shares of Common Stock, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); and/or (ii) by the Company retaining a portion of the vested Restricted Stock Units to be settled.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Common Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Common Stock subject to the vested Restricted Stock Units, notwithstanding that a number of shares are held back solely for purposes of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.

Finally, the Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and deliver shares of Common Stock in payment of any earned and vested Restricted Stock Units if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Paragraph 10.

Additional Acknowledgments:

16.    Additional Acknowledgments. By entering into this Agreement and accepting the grant of Restricted Stock Units evidenced hereby, the Grantee acknowledges, understands, and agrees that:

(a)the Grantee acknowledges that the Grantee has read and specifically and expressly approves the sections of the Plan and the Agreement;

(b)the Grantee’s participation in the Plan is voluntary;

(c)this Award is made solely by the Company, and the Company is solely responsible for the administration of the Plan and the Grantee’s participation in the Plan;

(d)the Plan is established voluntarily by the Company, is discretionary in nature, and may be terminated by the Company at any time, except as otherwise set forth in the Plan;

(e)the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units or benefits in lieu of Restricted Stock Units, even if such awards have been awarded in the past;

(f)all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(g)this Award and the underlying shares of Common Stock, and the income from and value of same, are not intended to replace any pension rights or compensation;

(h)this Award and the underlying shares of Common Stock, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any vacation, severance, resignation, termination, redundancy, dismissal, or end-of-service payments; bonuses; long-service awards; pension, retirement, or welfare benefits; or similar payments;

(i)unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out, or substituted, in connection with any corporate transaction affecting the Common Stock;

(j)the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the vesting period without compensation to the Grantee;

(k)the future value of the shares of Common Stock that may be delivered in settlement of the Restricted Stock Units (to the extent earned) is unknown, indeterminable, and cannot be predicted with certainty;

(l)neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units, any payment made pursuant to the Restricted Stock Units, or the subsequent sale of any shares of Common Stock acquired under the Plan;

(m)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying shares of Common Stock; and

(n)the Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

Imposition of Other Requirements:

17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Electronic Delivery and Acceptance:

18.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

Data Privacy:

19.    Data Privacy.

(a)The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer.
(b)Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the

European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.
(c)Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan.
(d)International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent.
(e)Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan.
(f)Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department.

(g)Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject.

(h)    For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/.

The Netherlands
The Company has the authority under and pursuant to the Plan to grant awards to eligible employees of the Company and its subsidiaries (each a “Group Company” and, collectively, the “Group Companies”).
The Grantee is employed by WEX Europe Services B.V. (the “Employer”), a wholly-owned subsidiary of the Company; and “eligible employees” for the purposes of Restricted Stock Unit Awards made to participants resident in the Netherlands shall include employees and executive directors only of the Employer.
Vesting of Restricted Stock Units:
The following provisions replace Paragraph 3 Sub-paragraph (b) of the Agreement:
(b)    Subject to Sub-paragraphs 3(c), (d) and (e) and Paragraphs 4 and 5, as set forth in the Memorandum, one-third (1/3) of the total number of Restricted Stock Units subject to this Award shall become vested on each of the first three (3) anniversaries of the Date of Grant (each, a “Vesting Date”), in each case, so long as the Grantee remains employed with the Group Companies through each such Vesting Date and such vested Restricted Stock Units shall be settled in accordance with Sub-paragraph 3(a).
Confidential and Proprietary Information:
The following provisions replace Paragraph 4 of the Agreement in its entirety:
4.Confidential and Proprietary Information. The Grantee acknowledges that in connection with his/her employment with the Employer or any Group Company, the Grantee has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone, any Confidential Information, except in the proper course of the Grantee’s duties to the Employer or any Group Company, as required by law or as authorized by the Board of Directors.
4.1.The term “Confidential and Proprietary Information” includes but is not limited to:
4.1.1.financial information relating to the Employer and any Group Company including (but not limited to) management accounts, sales forecasts, dividend forecasts, profit and loss accounts and balance sheets, draft accounts, results, order schedules, profit margins, pricing strategies, and other information regarding the performance or future performance of the Employer or any Group Company;
4.1.2.client or customer lists and contact lists, details of the terms of business with, the fees and commissions charged to or by and the requirements of customers or clients, prospective customers or clients of, buyers from and suppliers to the Employer or any Group Company, price lists, discount structures, pricing statistics, market research reports, renewal dates and any customer or prospective customer complaints;
4.1.3.any information relating to expansion plans, maturing business opportunities, business strategy, marketing plans, and presentations, tenders, projects, joint ventures or acquisitions and developments contemplated, offered, or undertaken by the Employer or any Group Company;
4.1.4.details of the employees, officers, and workers of and consultants to the Employer or any Group Company, their job skills and capabilities and the remuneration and other benefits paid to them;
4.1.5.copies or details of and information relating to know-how, research activities, inventions, creative briefs, ideas, computer programs (whether in source code or object code), secret processes, designs and formulae, or other intellectual property undertaken, commissioned, or produced by or on behalf of the Employer or any Group Company;

4.1.6.confidential reports or research commissioned by or provided to the Employer or any Group Company and any trade secrets and confidential transactions of the Employer or any Group Company;
4.1.7.details of any marketing, development, pre-selling or other exploitation of any intellectual property, or other rights of the Employer or any Group Company, any proposed options or agreements to purchase, license, or otherwise exploit any intellectual property of the Employer or any Group Company, any intellectual property which is under consideration for development by the Employer or any Group Company, any advertising, marketing, or promotional campaign which the Employer or any Group Company is to conduct; and
4.1.8.any information which the Grantee ought reasonably to know is confidential and any information which has been given to the Employer or any Group Company in confidence by agents, buyers, clients, consultants, customers, suppliers, or other persons.
4.2.The previous Sub-paragraph will apply to any such information whether designated as confidential and proprietary or not and whether provided orally, in writing or on electronic media. The previous Sub-paragraph will not apply to any information which is in the public domain, other than by way of unauthorized disclosure (whether by the Grantee or any other person) or which the Grantee is entitled to disclose under the laws of the Netherlands.
4.3.No Confidential and Proprietary Information may be reproduced (except in the proper exercise of the Grantee’s duties to the Employer or any Group Company) or given to the press or any publication whatsoever or in the form of a paper to a professional body without the prior written consent of the Company.
4.4.The Grantee shall not make copies of, or memorize any, Confidential and Proprietary Information and shall on the Termination Date return to the Company any records in any form of Confidential and Proprietary Information acquired or received by the Grantee during the course of his/her employment and shall not retain any copy or summary of the same.
Definitions for Restrictive Covenants, Non-Solicitation and Non-Competition:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5A.        Definitions for Restrictive Covenants.
The following definitions apply to the Clauses below:
5A.1    “Critical Employee” means any person who:
5A.1.1    is employed or engaged by or seconded or assigned to the Employer or any Group Company during the Restricted Period; and
5A.1.2    for whom, during the Relevant Period:
5A.1.2.1    the Grantee has had direct or indirect managerial responsibility; or
5A.1.2.2    with whom the Grantee had material contact or dealings; and
5A.1.3    who, during the Relevant Period:
5A.1.3.1    had material contact with Customers or Prospective Customers or Suppliers in performing his/her duties of employment with the Employer or any Group Company; and/or
5A.1.3.2    is in possession of Confidential and Proprietary Information about Customers or Prospective Customers or Suppliers;
5A.2    “Customer” means any person, firm, company, business entity or other organization whatsoever to which the Employer or any Group Company distributed, sold or supplied Restricted Goods or Restricted Services during the Relevant Period and with which, during that period:
5A.2.1    the Grantee, or
5A.2.2    any employee under the Grantee’s direct or indirect supervision,

had material dealings in the course of employment with the Employer or any Group Company, or about whom the Grantee was in possession of Confidential and Proprietary Information, but always excluding therefrom any subsidiary, division, branch or office of such person, firm, company or other organization whatsoever with which the Grantee and/or any such employee had no dealings during that period;
5A.3    “Prospective Customer” means any person, firm, company or other organization whatsoever with which the Employer or any Group Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of Restricted Goods or Restricted Services and with which, during such period:
5A.3.1    the Grantee, or
5A.3.2    any employee who was under the Grantee’s direct or indirect supervision, had material dealings in the course of employment by the Employer or any Group Company, or about whom the Grantee was in possession of Confidential and Proprietary Information, but always excluding therefrom any subsidiary, division, branch or office of that person with which the Grantee and/or any such employee had no dealings during that period;
5A.4    “Relevant Period” means the period of twelve (12) months immediately preceding the start of the Restricted Period;
5A.5    “Restricted Area” means the Netherlands and any other country in the world where the Employer or any Group Company is providing or supplying, or is planning to provide or supply, any Restricted Goods or Restricted Services and in or for which, during the course of the Grantee’s employment:
5A.5.1    the Grantee, or
5A.5.2    any employee under the Grantee’s direct supervision,
performed material duties for the Employer or relevant Group Company;
5A.6    “Restricted Goods or Restricted Services” means:
5A.6.1    any products and services provided by the Employer or any Group Company as at the Termination Date or which the Employer or any Group Company has planned to start providing within six (6) months of the Termination Date including, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards researched, developed, manufactured, distributed or sold by the Employer or any Group Company; and
5A.6.2    with which the Grantee’s duties were materially concerned or for which the Grantee, or any employee who was under the Grantee’s direct or indirect supervision, was responsible during the Relevant Period, or any products or services of the same type or materially similar to such products or services;
5A.7    “Restricted Period” means the period commencing on the earlier of (i) the Termination Date except in the event of Retirement; (ii) the date when the Grantee commences Garden Leave; (iii) such date on which the Grantee ceases providing services to the Employer or any Group Company for any reason other than Retirement; or (iv) in the event of termination of employment due to Retirement, the final Vesting Date, and continuing for twelve (12) months in respect of the Non-Solicitation of Customers, Prospective Customers and Critical

Employees in Sub-paragraph 5B.1.1 and 5B.1.2, and six (6) months in respect of the Non-Competition restriction in Sub-paragraph 5B.1.3;
5A.8    “Termination Date” means the date upon which the Grantee’s employment with the Employer or any Group Company terminates for whatever reason and howsoever arising, whether lawfully or unlawfully.
5B            Non-Solicitation and Non-Competition.
5B.1    In order to protect the Confidential and Proprietary Information, and business/customer connections and workforce stability of the Employer and any Group Company, the Grantee agrees that during his/her employment with the Employer or any Group Company, during any period between Retirement and the final Vesting Date (if applicable) and during the Restricted Period, without the Employer’s consent, he/she shall not whether on his/her own behalf or in conjunction with any person, firm, company, business entity or other organization whatsoever, (and whether as an employee, employer, consultant, agent, principal, partner corporate officer, board member, director, or in any other individual or representative capacity whatsoever), directly or indirectly:
5B.1.1    In competition with the Employer and/or any Group Company, contact, call on, provide advice to, solicit, take away, or divert, and/or influence or attempt to influence any Customer or Prospective Customer of the Employer or any Group Company in respect of Restricted Goods or Restricted Services;
5B.1.2    Solicit or induce, either directly or indirectly, any Critical Employee to leave the employ of the Employer or any Group Company; or hire or employ, or assist in the hire or employment of, either directly or indirectly, any Critical Employee in the business of researching into, developing or otherwise dealing with Restricted Goods or Restricted Services;
5B.1.3    Within the Restricted Area become employed by, render services to or directly or indirectly (whether for compensation or otherwise), manage, operate, or control, or join or participate in the management, operation or control of, any business which provides or supplies Restricted Goods or Restricted Services within the Restricted Area (or is intending to do so within the Restricted Period), if the business:
5B1.3.1    is in competition with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services; or
5B1.3.2    is intending to compete with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services within the Restricted Period, save that this shall not prohibit the Grantee from acting in any capacity where there is no risk of conscious or subconscious direct or indirect transmission or use of Confidential and Proprietary Information.
For the purposes of this restriction, acts done by the Grantee outside the Restricted Area shall nonetheless be deemed to be done within the Restricted Area where their primary purpose is to distribute, sell, supply or otherwise deal with Restricted Goods or Restricted Services in the Restricted Area.
5B.2    Subject to the reporting of possible violations of the securities laws to the Dutch supervisory authority, the Financial Services and Markets Authority (FSMA), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others, the Grantee agrees to keep confidential and not: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. For the avoidance of doubt, the Restricted Period will not apply to this Sub-paragraph 5B.2, it being understood that the Grantee’s obligations will continue in perpetuity.
5B.3    The Employer has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Employer, (c) solicitation or hire of employees of the Employer, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraph 4 or Sub-paragraph 5B of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to restrictions in this Agreement.
5B.4    The Grantee hereby agrees that he/she will at the request and cost of the Employer enter into a direct agreement or undertaking with any Group Company whereby he/she will accept restrictions and provisions corresponding to the restrictions and provisions in this Sub-paragraph 5B (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period as such Group Company may reasonably require for the protection of its legitimate business interests.
5B.5    If the Grantee’s employment transfers by operation of law to a third party (the “Transferee”), this Sub-paragraph 5B shall with effect from that transfer of employment apply to the Grantee as if references to the Employer included the Transferee and references to any Group Company were construed accordingly, and as if the references to defined terms in respect of the Employer and any Group Company including but not limited to "Customer", "Prospective Customer" and "Critical Employee", applied to the customers, prospective customers and critical employees of the Transferee and their respective Group Companies. The Grantee agrees to execute any such documents as may be required to effectuate said benefit.
5B.6    Each of the restrictions contained in this Sub-paragraph 5B, each definition set out in Sub-paragraph 5A, each limb of such definition and each operative word within each Sub-paragraph or definition is intended to be an entirely separate, severable and independent restriction, notwithstanding that they are combined together for the sake of brevity, and the Grantee agrees not to advance any argument to the contrary. In the event that any of the restrictions shall be held to be void or ineffective but would be valid and effective if some part of the wording thereof were deleted such restriction shall apply with such modification as may be necessary to make it valid and effective. If such a deletion applies to a definition, such deletion shall not apply to any other restriction, so that each definition is deemed to be repeated each time it is used.
5B.7 The Grantee agrees, during any period between Retirement and the final Vesting Date (if applicable) and during the Restrictive Period, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
5B.8    While the Grantee is employed with the Company, during any period between Retirement and the final Vesting Date (if applicable) and during the Restricted Period, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.
5B.9    Mindful of the obligations set forth in Paragraph 4, Sub-paragraph 5A and Sub-paragraph 5B, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.
No Rights to Continued Employment:
The following provisions replace Paragraph 8 of the Agreement in its entirety:
8.         No Rights to Continued Employment.
(a)     Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate such employment.
(b)    The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment contract (if any).
(c)    The rights and obligations of the Grantee under the terms of his/her office or employment with his/her employing entity, any past or present subsidiary, or associated or affiliate company of the Company shall not be affected by his/her participation in the Plan or the grant of this Award or any right which he/she may have to participate therein, and the Grantee hereby waives all and any rights to compensation or damages in consequence of the termination of his/her office or employment with any such company for any reasons whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from his/her ceasing to have rights under the Plan or being entitled to this Award as a result of such termination, or from the loss or diminution in value of such rights or entitlements.
Governing Law:
The following provisions replace Paragraph 9 of the Agreement in its entirety:
9.         Governing Law. Save for taxation, which shall be governed by the law of the Netherlands, this Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.

Tax Obligations:
The following provisions replace Paragraph 10 of the Agreement in its entirety:
10.     Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that he/she is responsible for the payment of applicable Dutch wage taxes, social security premiums and any other taxes required to be withheld payable in connection with the vesting of an Award. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. Notwithstanding the foregoing, the Company may retain and withhold from delivery at the time of vesting that number of shares of Common Stock having a fair market value equal to the taxes owed by the Grantee, which retained shares shall fund the payment of such taxes by the Company on behalf of the Grantee.
Further to the above, the Grantee agrees to indemnify and keep indemnified the Employer and all Group Companies in respect of any income tax and National Insurance liability which fails to be paid to the Dutch tax authorities by the Company or the Employer in connection with the grant, vesting or cancellation of the Award or the acquisition or other dealing in the shares of Common Stock acquired.
Amendments; Severability:
Paragraph 13 Sub-paragraph (b) of the Agreement does not apply.
Insider Trading Restrictions:
16.     Insider Trading Restrictions.
(a)By accepting the Restricted Stock Units and participating in the Plan, the Grantee acknowledges that Grantee is subject to insider trading restrictions, which may affect the Grantee’s ability to acquire or sell shares of Common Stock under the Plan during such times as the Grantee is considered to have “inside information”.
(b)More specific, under Article 14 of the Market Abuse Regulation (Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse), anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate, which is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.
(c)Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.
(d)The Grantee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Grantee is advised to speak to his or her personal advisor on this matter.
Data Privacy:
17.    Data Privacy.
(a)The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer.

(b)Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.
(c)Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan.
(d)International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent.
(e)Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan.
(f)Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department.
(g)Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii)

whether there are legal obligations to which either the Company or the Grantee are subject.
(h)For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/.
Language:
18.    Language. The Grantee warrants and represents that he/she is fluent in English and fully and unmistakably understands the terms and conditions of this Agreement. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.
Imposition of Other Requirements:
19.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Electronic Delivery and Acceptance:
20.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Additional Acknowledgements and Authorizations:
21.    Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that:
(a)the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;
(b)neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and
(c)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

New Zealand

Warning
This is an offer of Restricted Stock Units in WEX Inc. Upon their vesting (as further set out in this document) as Common Stock, Common Stock gives you a stake in the ownership of WEX Inc. You may receive a return on Common Stock if dividends are paid.
If WEX Inc. runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
The Restricted Stock Units themselves are not quoted and are not transferable. You are not able to sell Restricted Stock Units. However, upon vesting in accordance with these terms, the Restricted Stock Units will be vested as shares of Common Stock. Common Stock is quoted on the New York Stock Exchange. This means you may be able to sell your vested Common Stock on the New York Stock Exchange if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Common Stock.

Confidential and Proprietary Information:
The following provisions replace Paragraph 4 of the Agreement in its entirety:
    4.    Confidential and Proprietary Information. The Grantee acknowledges that in connection with his/her employment with the Company and/or its subsidiaries, the Grantee is placed in a position of confidence and trust with the Company, and in line with that position has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone any Confidential and Proprietary Information, except in the proper course of the Grantee’s duties to the Company, as required by law or as authorized by the Board of Directors. “Confidential and Proprietary Information” includes but is not limited to all Company and/or its subsidiaries’ trade secrets, business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and all other documentation, business knowledge, data, material, property and supplier lists, and developments owned, possessed or controlled by the Company and/or its subsidiaries, regardless of whether possessed or developed by the Grantee in the course of his/her employment. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. The Grantee understands that such information is owned and shall continue to be owned solely by the Company, and hereby represents that he/she has not and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information. The Grantee acknowledges that he/she has complied and will continue to comply with this commitment, both as an employee and after the termination of his/her employment.
Notwithstanding the foregoing, Confidential and Proprietary Information does not include any information that: (1) is already in the public domain or becomes available to the public through no breach by the Grantee of this Agreement; (2) was lawfully in the Grantee’s possession prior to disclosure to the Grantee by the Company and/or its subsidiaries; (3) is lawfully disclosed to the Grantee by a third party (other than the Company, or any of its representatives, agents or employees) without any obligations of confidentiality attaching to such disclosure; or (4) is developed by the Grantee entirely on his/her own time without the Company’s (and/or its subsidiaries’) equipment, supplies or facilities and does not relate at the time of conception to the Company’s (and/or its subsidiaries’) business or actual or demonstrably anticipated research or development. Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public or are in the public domain.
Non-Competition and Non-Solicitation:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5.    Non-Competition and Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during his/her employment with the Company and/or its subsidiaries and for the Restraint Period following the termination of his/her employment with the Company and/or its subsidiaries for any reason, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise:
(a)    Contact, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and/or its subsidiaries, where such prospective customers, clients and/or patrons were in negotiations with the Company, and with whom the Grantee directly performed any services or had direct business dealings;
(b)    Contact, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and/or its subsidiaries, where such prospective customers, clients and/or patrons were in negotiations with the Company, whose entity- or other customer-specific information the Grantee had access to and contact with as a result of the Grantee’s access to Company Confidential and Proprietary Information;
(c)    Solicit or induce, either directly or indirectly, any employee of the Company and/or its subsidiaries, with whom the Grantee had a business relationship and/or dealings, to leave the employ of the Company and/or its subsidiaries or become employed with or otherwise engaged by any person, entity or organization other than the Company and/or its subsidiaries; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company and/or its subsidiaries become employed with or otherwise engaged by any person, entity or organization other than the Company and/or its subsidiaries; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company and/or its subsidiaries;
(d)    In the Restraint Area, become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity) own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise.  For purposes of this Sub-paragraph 5(d), a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s employment with the Company, or its subsidiaries, and of which the Grantee was aware. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. Furthermore, the restrictions in this Paragraph shall not be construed to prevent the Grantee from, following the termination of his/her employment with the Company and/or its subsidiaries, working for a business entity that does not compete with the Company or its subsidiaries simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Paragraph will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The restrictions in this Paragraph shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company; and/or
(e)    Subject to Paragraph 4, and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) to the extent permitted by law, aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company.  If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
For the purposes of this Paragraph 5, “Restraint Period” means:
(1)    Twelve (12) months from the Grantee’s last day of employment with the Company, or if a court holds this period to be unreasonable or invalid, then:
(2)    Nine (9) months from the Grantee’s last day of employment with the Company, or if a court holds this period to be unreasonable or invalid, then:
(3)    Six (6) months from the Grantee’s last day of employment with the Company.
For the purposes of this Paragraph 5, “Restraint Area" means:
(1)    New Zealand, or if a court holds this geographical scope to be unreasonable or invalid for any reason, then:
(2)    Auckland and/or any other region and/or location in which the Company or any other company in the WEX group conducts business during the Grantee’s employment with the Company and in which the Grantee was involved and/or had knowledge of Confidential and Proprietary Information in respect of, or if a court holds this geographical scope to be unreasonable or invalid for any reason, then;
    (3)    Auckland.
For the purposes of this Paragraph 5, the parties understand and agree that the “Company” means WEX Inc. and any of its holding or subsidiary companies as defined by the Companies Act 1993 (NZ) as amended from time to time.
The Company and/or its subsidiaries have previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and/or its subsidiaries, (c) solicitation or hire of Company employees, and/or (d) competition

(collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions, rather than the Restrictions contained in this Paragraph 5.
The Grantee agrees and acknowledges that the Restraint Period, Restraint Area, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event he/she breaches any part of Paragraphs 4 or 5, the damages to the Company and its subsidiaries would be irreparable. Therefore, in addition to penalties, monetary damages and interest and/or legal costs, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of an interim injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if he/she breaches any covenant set forth in Paragraph 5, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach.
The parties undertake and agree that the restrictive covenants outlined in Paragraph 5 constitute a reasonable bargain between the parties for the consideration that will be provided by the Company in exchange for the Grantee entering into the restrictive covenants as outlined. Each restrictive covenant in this Paragraph 5 (resulting from any combination of the wording in this Paragraph 5, including the relevant definitions) constitutes a separate restrictive covenant that is severable from the other restrictive covenants. If any one or more provisions of this Paragraph 5 shall for any reason be held to be unreasonable, void, voidable, unenforceable or illegal by a court or tribunal as to the Restraint Period, Restraint Area, activity or subject, because it goes beyond what is reasonable to protect the Company and its business or for any other reason, then the parties specifically agree that in accordance with section 83 of the Contract and Commercial Law Act 2017 (NZ) as amended from time to time, the offensive part will be severed and the other restrictive covenants will remain in full force and effect to the greatest extent permitted by law or a court may modify the provision to the extent that it would be deemed reasonable in order to give effect to the terms of the restrictive covenant so modified. For the avoidance of doubt, the parties agree that a court may modify provision contained within this Paragraph 5 notwithstanding that such a modification cannot be effected by the deletion of words from the provision.
The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee where such engagement would breach the terms of this Agreement. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.
The Grantee understands, acknowledges and agrees that the Grantee has been provided with an opportunity to seek independent legal advice before deciding whether or not to enter into this Agreement and that the Grantee has made the decision on his/her own accord to agree to the restrictive covenants contained within this Paragraph 5 in exchange for the consideration that the Company is providing as outlined herein.
Mindful of the obligations set forth in Paragraphs 4 and 5, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.
No Rights to Continued Employment or Service:
The following provision supplements Paragraph 8 of the Agreement:
The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment contract (if any).
Tax Obligations:
Paragraph 10 Sub-paragraph (b) of the Agreement does not apply.
Amendments; Severability
Paragraph 13 Sub-paragraph (b) of the Agreement does not apply.
Imposition of Other Requirements:
16.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Electronic Delivery and Acceptance:
17.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Additional Acknowledgements and Authorizations:
18.    Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that:
(a)the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;
(b)neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and
(c)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

Singapore
The Grantee is employed by WEX Asia Pte Ltd (the “Employer”), a wholly-owned subsidiary of the Company (each a “Group Company” and collectively, with all other subsidiaries of the Company, the “Group Companies”).
Confidential Information:
The following provisions replace Paragraph 4 of the Agreement in its entirety:
4.Confidential Information.
4.1.The Grantee acknowledges that in connection with his/her employment with the Employer, the Grantee has and will continue to have access to, obtain, and become aware of Employer’s trade secrets and Confidential Information (as defined below) of a nature not generally disclosed to the public such that the Grantee will be placed in a position whereby the Grantee may cause commercial and irreparable damage to the legitimate business interests of the Employer and/or any Group Company by using or disclosing Employer’s trade secrets and/or such Confidential Information.
4.2.In order to protect the legitimate business interests of the Employer and/or any Group Company, the Grantee agrees that during employment and after the Termination Date (without limitation in time), and without prejudice to the Grantee’s common law duties, he/she shall keep confidential and not directly or indirectly:
4.2.1. make any unauthorised disclosure to any other person, company or organisation whatsoever; and/or
4.2.2.for the Grantee’s own benefit or for the benefit of any other person, company or organisation whatsoever, make use of any trade secrets or Confidential Information that has or will come to the Grantee’s knowledge during his/her employment, or that has been or will be given to the Grantee in confidence by the Employer and/or any Group Company, or which the Grantee as a person of honesty and reasonable intelligence should reasonably treat as confidential, whether or not the same is specifically marked as confidential and whether provided orally, in writing or on electronic media, or memorised by the Grantee, except in the proper course of the Grantee’s duties to the Employer and/or Group Company, as required by law or as authorised by the Board of Directors.
4.3.The term “Confidential Information” includes but is not limited to:
4.3.1.financial information relating to the Employer and any Group Company including (but not limited to) management accounts, sales forecasts, dividend forecasts, profit and loss accounts and balance sheets, draft accounts, results, order schedules, profit margins, pricing strategies, and other information regarding the performance or future performance of the Employer or any Group Company;
4.3.2.client or customer lists and contact lists, details of the terms of business with, the fees and commissions charged to or by and the requirements of customers or clients, prospective customers or clients of, buyers from and suppliers to the Employer or any Group Company, price lists, discount structures, pricing statistics, market research reports, renewal dates and any customer or prospective customer complaints;
4.3.3.any information relating to expansion plans, maturing business opportunities, business strategy, marketing plans, and presentations, tenders, projects, joint ventures or acquisitions and developments contemplated, offered, or undertaken by the Employer or any Group Company;
4.3.4.details of the employees, officers, and workers of and consultants to the Employer or any Group Company, their job skills and capabilities and the remuneration and other benefits paid to them;
4.3.5.copies or details of and information relating to know-how, research activities, inventions, creative briefs, ideas, computer programs (whether in source code or object code), secret processes, designs and formulae, or other intellectual property undertaken, commissioned, or produced by or on behalf of the Employer or any Group Company;
4.3.6.confidential reports or research commissioned by or provided to the Employer or any Group Company and any trade secrets and confidential transactions of the Employer or any Group Company;
4.3.7.details of any marketing, development, pre-selling or other exploitation of any intellectual property, or other rights of the Employer or any Group Company, any proposed options or agreements to purchase, license, or otherwise exploit any intellectual property of the Employer or any Group Company, any intellectual property which is under consideration for development by the Employer or any Group Company, any advertising, marketing, or promotional campaign which the Employer or any Group Company is to conduct; and

4.3.8.any information which the Grantee ought reasonably to know is confidential and any information which has been given to the Employer or any Group Company in confidence by agents, buyers, clients, consultants, customers, suppliers, or other persons; and
4.3.9.any compilation of information which in its individual parts may not be Confidential Information but which derives its commercial value and its confidential nature from its aggregation.
4.4. No trade secrets and/or Confidential Information may be reproduced (except in the proper exercise of the Grantee’s duties to the Employer or any Group Company) or given to the press or any publication whatsoever or in the form of a paper to a professional body without the prior written consent of the Company.
4.5. Grantee shall on the date upon which the Grantee’s employment with the Employer terminates for whatever reason and howsoever arising, whether lawfully or unlawfully, return to the Company any records in any form of Confidential Information acquired or received by the Grantee during the course of his/her employment and shall not retain any copy or summary of the same.
4.6.The restrictions in Sub-paragraphs 4.2 and 4.4 shall not apply to information which the Grantee can demonstrate: (i) was known to the Grantee prior to the commencement of the Grantee’s employment by the Employer; or (ii) is in the public domain, other than by way of unauthorised disclosure (whether by the Grantee or any other person).
4.7.This Agreement shall not prevent the Grantee from:
4.7.1.Reporting misconduct, or a serious breach of applicable regulatory requirements to a law enforcement agency or anybody responsible for supervising or regulating the matters in question; or
4.7.2.co-operating with a criminal investigation or prosecution to the extent reasonably necessary.
Non-Solicitation and Non-Competition:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5A.     Definitions. The following definitions apply to Sub-paragraph 5B below:
5A.1. “Critical Employee” means any person at a manager level or above:
        5A.1.1. who is employed or engaged by or seconded or assigned to the Employer or any Group Company during the Restricted Period and:
5A.1.2. for whom, during the Relevant Period:
    5A.1.2.1. the Grantee has had direct or indirect managerial responsibility; or
    5A.1.2.2. with whom the Grantee had material contact or dealings during the course of his/her employment; and
5A.1.3. who, during the Relevant Period:
    5A.1.3.1 had material contact with Customers or Prospective Customers in performing his/her duties of employment with the Employer or any Group Company; and/or
    5A.1.3.2. who is in possession of Confidential Information about Customers or Prospective Customers.
5A.2. “Customer” means any person, firm, company, business entity or other organization whatsoever to which the Employer or any Group Company distributed, sold or supplied goods or services which are the same as or similar to the Restricted Goods or Restricted Services during the Relevant Period and with which, during that period:
5A.2.1. the Grantee, or

5A.2.2. any employee under the Grantee’s direct or indirect supervision, had material dealings in the course of employment with the Employer or any Group Company, or about whom the Grantee was in possession of Confidential Information, but always excluding therefrom any division, branch or office of such person, firm, company or other organization whatsoever with which the Grantee and/or any such employee had no dealings during that period;
5A.3. “Permitted Investment” means holding an investment by way of shares or other securities of not more than five percent (5%) of the total issued share capital of any company, whether or not it is listed or dealt in on a recognised investment exchange.

5A.4. “Potential Adverse Party” means (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (v) any person acting on behalf of any of the foregoing.
5A.5. “Prospective Customer” means any person, firm, company or other organisation whatsoever with which the Employer or any Group Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of goods or services which are the same as or similar to the Restricted Goods or Restricted Services and with which, during such period:
5A.5.1. the Grantee, or
5A.5.2. any employee who was under the Grantee’s direct or indirect supervision, had material dealings in the course of employment by the Employer or any Group Company, or about whom the Grantee was in possession of Confidential Information, but always excluding therefrom any division, branch or office of that person with which the Grantee and/or any such employee had no dealings during that period;
5A.6. “Recognised Investment Exchange” means a recognised investment exchange or an overseas investment exchange;
5A.7. “Relevant Period” means the period of twelve (12) months immediately preceding the start of the Restricted Period;
5A.8. “Restricted Area” means
5A.8.1 Singapore; and

5A.8.2 any other country in the world where the Employer or any Group Company is providing or supplying, or is planning to provide or supply, any goods or services which are the same as or similar to the Restricted Goods or Restricted Services and in or for which, during the Relevant Period:
    (i) the Grantee, or
    (ii) any employee under the Grantee’s direct or indirect supervision, performed material duties for the Employer or relevant Group Company;
5A.9. “Restricted Goods and Restricted Services” means any products and services:
5A.9.1. (a) provided by the Employer or any Group Company as at the Termination Date or which the Employer or any Group Company has planned to start providing within six (6) months of the Termination Date including, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards ; and/or (b) any products of the same type or materially similar to such products; and
5A.9.2. with which the Grantee’s duties were materially concerned or for which the Grantee, or any employee who was under the Grantee’s direct or indirect supervision, was responsible during the Relevant Period.
5A.10. “Restricted Period” means the period commencing on the Termination Date, or the date when the Grantee commences Garden Leave, or such date on which the Grantee ceases providing services to the Employer if earlier, and continuing for twelve (12) months in respect of the Non-Solicitation of Customers, Prospective Customers and Critical Employees in Sub-paragraphs 5B.1.1 and 5B.1.2, and six (6) months in respect of the Non-Competition restriction in Sub-paragraph 5B.1.3; and twelve (12) months in respect of the Potential Adverse Party and Non-Disparagement in Sub-paragraph 5.C;
5A.11. “Securities” means any shares, debentures (whether or not secured), warrants or options to purchase any shares or debentures; and
5A.12. “Termination Date” means the date upon which the Grantee’s employment with the Employer terminates for whatever reason and howsoever arising, whether lawfully or unlawfully.
5B.     Non-Solicitation and Non-Competition.
5B.1. The Grantee agrees that, in order to protect the Confidential Information, trade secrets, business and customer connections and workforce stability of the Employer and any Group Company, during his/her employment with the Employer, and during the Restricted Period, he/she shall not without the Employer’s consent, whether on his/her own behalf or in conjunction with any person, firm, company, business entity or other organisation whatsoever, (and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity whatsoever), directly or indirectly:
5B.1.1. in competition with the Employer and/or any Group Company, contact, call on, provide advice to, solicit, take away, or divert, and/or influence or attempt to influence any Customer or Prospective Customer of the Employer or any Group Company in respect of Restricted Goods or Restricted Services;
5B.1.2. solicit or induce, either directly or indirectly, any Critical Employee to leave the employ of the Employer or any Group Company; or hire or employ, or assist in the hire or employment of, either directly or indirectly, any Critical Employee in the business of researching into, developing or otherwise dealing with goods or services which are the same as or similar to Restricted Goods or Restricted Services if that business is, or seeks to be at that time or in the future, in competition with the Employer and/or any Group Company.
5B.1.3. (i) be employed by: or (ii) be engaged in; or (iii) be materially interested in; or (iv) render services to, any business which provides or supplies Restricted Goods or Restricted Services within the Restricted Area, if:
(a) the business:
•is in competition with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services; or
•is intending to compete with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services within the Restricted Period, or

(b) it is likely to result in the intentional or unintentional disclosure or use of Confidential Information by the Grantee in order for the Grantee to properly discharge his/her duties or to further the Grantee’s interest in that business.
5C. Potential Adverse Party and Non-Disparagement.

5C.1 Subject to Sub-paragraph 4.7 above, and except in the proper course of the Grantee’s duties to the Employer in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Employer or the Company, the Grantee shall not during his/her employment with Employer and during the Restricted Period, directly or through others:

5C.1.1 provide to a Potential Adverse Party any (i) Confidential Information, or (ii) any information derived from the Grantee’s experience with the Employer or any Group Company;

5C.1.2 make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Employer or any Group Company and/or any current or former officer, director or employee of the Employer;

5C.1.3 join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; or

5C.1.4 aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in: (i) asserting, prosecuting or defending any claim, action or proceeding against the Employer or the Company; (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company; or (iii) proposing to acquire the Employer, or the Company or any of its assets or subsidiaries.

5C.1.5 If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Employer, the Company or any Group Company with any such Potential Adverse Party without prior written approval from the CLO.

5D. For the purposes of this Paragraph 5, acts done by the Grantee outside the Restricted Area shall nonetheless be deemed to be done within the Restricted Area where their primary purpose is to distribute, sell, supply or otherwise deal with goods and/or services which are the same as or similar to the Restricted Goods or Restricted Services in the Restricted Area. The restrictions imposed in Sub-paragraphs 5B and 5C of this Agreement apply to the Grantee acting:
(i) directly or indirectly; and
(ii) on the Grantee’s own behalf or on behalf of, or in conjunction with, any firm, company or person.

5E. This Paragraph 5 shall not prevent the Grantee from:

    5E.1 holding a Permitted Investment; or

    5E.2 being engaged in or rendering services to, any business concern during the Restricted Period, provided that the Grantee’s duties or work shall
5E.2.1 relate solely to services or activities of a kind with which the Grantee (or an employee under the Grantee’s direct supervision) was not concerned to a material extent during the Relevant Period, and
5E.2.2 there is no risk of conscious or subconscious direct or indirect transmission of Confidential Information or trade secrets.

5F. The Employer has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraphs 4 or 5 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect first to the enforceable restrictions in this Agreement.
5G. The Grantee hereby agrees that he/she will at the request and cost of the Employer enter into a direct agreement or undertaking with any Group Company whereby he/she will accept restrictions and provisions corresponding to the restrictions and provisions in the Non-Solicitation and Non-Competition Paragraphs (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period as such Group Company may reasonably require for the protection of its legitimate business interests.
5H. Each of the restrictions contained in this Paragraph 5, each definition set out in Sub-paragraph 5A, each limb of such definition and each operative word within each Sub-paragraph or definition is intended to be an entirely separate, severable and independent restriction, notwithstanding that they are combined together for the sake of brevity, and the Grantee agrees not to advance any argument to the contrary. In the event that any of the restrictions shall be held to be void or ineffective but would be valid and effective if some part of the wording thereof were deleted such restriction shall apply with such modification as may be necessary to make it valid and effective. If such a deletion applies to a definition, such deletion shall not apply to any other restriction, so that each definition is deemed to be repeated each time it is used.
5I. The Grantee warrants that s/he will provide a copy of this Agreement to any employer or other person to whom or with whom the Grantee is intending to provide services or enter into employment within the Restricted Period, and that the Grantee will do so before entering into any contractually binding agreement to perform such services or enter into employment.
5J. Immediately after agreeing to provide services to or enter employment with any third party during the Restricted Period, the Grantee will notify the Employer of the identity of that third party.
5K. Mindful of the obligations set forth in Paragraphs 4 and 5 herein, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Employer.
5L.    The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Employer and Group Company.
No Rights to Continued Employment or Service:
The following provisions supplement Paragraph 8 of the Agreement:
The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment contract (if any).

The rights and obligations of the Grantee under the terms of his/her office or employment with his/her employing entity, any past or present subsidiary, or associated or affiliate company of the Company shall not be affected by his/her participation in the Plan or the grant of this Award or any right which he/she may have to participate therein, and the Grantee hereby waives all and any rights to compensation or damages in consequence of the termination of his/her office or employment with any such company for any reasons whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from his/her ceasing to have rights under the Plan or being entitled to this Award as a result of such termination, or from the loss or diminution in value of such rights or entitlements.
Governing Law:
The following provision replaces Paragraph 9 of the Agreement in its entirety:
9.Governing Law. Save for taxation and the Paragraphs which have been replaced or amended as set forth herein for Singapore which shall be governed by the laws of Singapore, this Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.
Amendments; Severability:
Paragraph 13 Sub-paragraph (b) of the Agreement does not apply.
Director Notification Obligation:
16.    Director Notification Obligation. If the Grantee is a director, associate director, or shadow director (each of which, a “Director”) of the Employer, the Grantee is subject to certain notification requirements under the Companies Act (Cap. 50 of Singapore). The Grantee is obliged to notify the Employer in writing of any participatory interest he/she has in any Group Company, including any Restricted Stock Units entitling him/her to Common Stock. In addition, the Grantee must notify the Employer when he/she sells shares in any Group Company, including any Restricted Stock Units acquired. The Grantee must notify the Company of any interest he/she has in any Group Company within two (2) business days of becoming a Director.
Collection, Use and Disclosure of Personal Data:
17.    Collection, Use and Disclosure of Personal Data. For the purposes of implementing and administering the Plan, responding to instructions or enquiries made or purportedly made by the Grantee, the sending of materials or other notices, documents or correspondence and enforcing rights or fulfilling obligations under any applicable laws or pursuant to these rules of the Plan and/or the provisions of this Agreement, the Company and/or its subsidiaries will collect, use and disclose the personal data of the Grantee, contained in each document submitted pursuant to the rules of the Plan or which is otherwise collected from a Grantee and public sources. The Grantee consents to the collection, use and disclosure of his or her personal data for all such purposes, including disclosure of data to subsidiaries of the Company, and to third parties who provide services to the Company and/or its subsidiaries, and further consents to the collection, use and further disclosure by such persons of such data for such purposes, provided always that both the Employer and the Company shall take reasonable steps to ensure that such personal data remains adequately protected, and any disclosure of personal data is made in accordance with requirements prescribed under the Personal Data Protection Act 2012.
Securities Law Information:
18.    Securities Law Information. The Grantee acknowledges that the Plan has not been registered as a prospectus with the Monetary Authority of Singapore, and the grant of the Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Cap. 289 of Singapore) (“SFA”). Accordingly, the Plan and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of Common Stock may not be circulated or distributed, nor may shares of Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with, the conditions of an exemption under any provision of Subdivision (4) of Division 1 of Part XIII of the SFA, save for section 280 of the SFA.

Language:
19.    Language. The Grantee warrants and represents that he/she is fluent in English and fully and unmistakably understands the terms and conditions of this Agreement. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.
Imposition of Other Requirements:
20.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Electronic Delivery and Acceptance:
21.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Additional Acknowledgements and Authorizations:
22.    Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that:
(a)the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;
(b)neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and
(c)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

Spain
The Grantee is employed by WEX Europe Limited, a wholly-owned subsidiary of the Company (a “Group Company” and collectively, with all other subsidiaries of the Company, the “Group Companies”),
The Company has the authority under and pursuant to the Plan to grant awards to Eligible employees.
"Eligible employees" for the purposes of Restricted Stock Unit Awards made to participants resident in Spain shall include employees and executive directors only of the Employer.
The following provision replaces Paragraph 3 Sub-paragraph (d) of the Agreement:
(d) Notwithstanding Sub-paragraph 3(b), if after six (6) months of employment have been completed following the Date of Grant set forth in the Memorandum, and prior to the date that all of the Restricted Stock Units have vested, the Grantee’s employment with the Company terminates by reason of Retirement, the portion of the Restricted Stock Units that is not then vested shall continue to vest and be settled in accordance with the schedule set forth in Sub-paragraphs 3(a) and 3(b) above, subject to (i) the Grantee’s continued compliance with the provisions of this Agreement on each such date, including without limitation Paragraphs 4 and 5 hereof, (ii) the Grantee’s execution of a separation agreement and release of claims in a form containing terms that follow the usual practice for this kind of complex benefits within the consideration period specified in such agreement following the date of such termination (such period ending on the date of such agreement’s execution, the “Consideration Period”) and the Grantee’s non-revocation of the execution of such agreement during the revocation period specified in such agreement following the expiration of the Consideration Period (the “Revocation Period”) and (iii) the Grantee’s successful completion of the Grantee’s transitional duties prior to the date of such termination; provided, that, (A) in the event of the Grantee’s death following the Grantee’s Retirement and prior to the final Vesting Date, the unvested portion of the Award shall immediately and fully vest and be settled in accordance with Sub-paragraphs 3(a) and 3(c) above, subject to any terms and conditions set forth in the Plan or imposed by the Committee and (B) in the event that any Vesting Date occurs following the date of such termination, but prior to the expiration of the Revocation Period, the Restricted Stock Units that would otherwise vest on such Vesting Date and be settled on or within thirty (30) days following such Vesting Date in accordance with Sub-paragraphs 3(a) and (b) shall instead vest and be settled on the date immediately following the expiration of the Revocation Period (or, if the Consideration Period and the Revocation Period could span two (2) calendar years, the Restricted Stock Units shall be vested and settled on the first regularly scheduled payroll date during the second calendar year). For purposes of this Agreement, “Retirement” shall mean termination of employment upon at least six (6) months of prior written notice by the Grantee to the Grantee’s direct manager at the Company, and other than for Cause (as defined in the Plan), provided that the Grantee has satisfied at the time of notice any of the following: (i) on or after the attainment of fifty-five (55) years of age and ten (10) full continuous years of service, (ii) on or after the attainment of sixty (60) years of age and five (5) full continuous years of service or (iii) on or after the attainment of sixty-five (65) years of age and two (2) full continuous years of service, in each case, as determined by the Company’s HRIS. Notwithstanding the foregoing, if (i) the Company receives a legal opinion that there has been a legal judgment and/or legal development in the Grantee’s jurisdiction that likely would result in the favorable treatment that applies to the Award under this Sub-paragraph 3(d) being deemed unlawful, or (ii) any of the restrictive covenants set forth in the provisions of Paragraphs 4 and/or 5 hereof are held by any court or government authority (or otherwise deemed) to be void, unlawful or unenforceable as written with respect to the Grantee, the provisions of Sub-paragraph 3(d) will not be applicable to the Grantee and the remaining provisions of Paragraph 3 will govern.
Confidential and Proprietary Information:
The following provisions replace Paragraph 4 of the Agreement in its entirety:
4.Confidential and Proprietary Information. The Grantee acknowledges that in connection with his/her employment with Employer, the Grantee has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone, any Confidential Information, except in the proper course of the Grantee’s duties to the Employer and/or Company, as required by law or as authorized by the Board of Directors.
4.1.The term “Confidential and Proprietary Information” includes but is not limited to:
4.1.1. financial information relating to the Employer and any Group Company including (but not limited to) management accounts, sales forecasts, dividend forecasts, profit and loss accounts and balance sheets, draft accounts, results, order schedules, profit margins, pricing strategies, and other information regarding the performance or future performance of the Employer or any Group Company;

4.1.2.client or customer lists and contact lists, details of the terms of business with, the fees and commissions charged to or by and the requirements of customers or clients, prospective customers or clients of, buyers from and suppliers to the Employer or any Group Company, price lists, discount structures, pricing statistics, market research reports, renewal dates and any customer or prospective customer complaints;
4.1.3.any information relating to expansion plans, maturing business opportunities, business strategy, marketing plans, and presentations, tenders, projects, joint ventures or acquisitions and developments contemplated, offered, or undertaken by the Employer or any Group Company;
4.1.4.details of the employees, officers, and workers of and consultants to the Employer or any Group Company, their job skills and capabilities and the remuneration and other benefits paid to them;
4.1.5.copies or details of and information relating to know-how, research activities, inventions, creative briefs, ideas, computer programs (whether in source code or object code), secret processes, designs and formulae, or other intellectual property undertaken, commissioned, or produced by or on behalf of the Employer or any Group Company;
4.1.6.confidential reports or research commissioned by or provided to the Employer or any Group Company and any trade secrets and confidential transactions of the Employer or any Group Company;
4.1.7.details of any marketing, development, pre-selling or other exploitation of any intellectual property, or other rights of the Employer or any Group Company, any proposed options or agreements to purchase, license, or otherwise exploit any intellectual property of the Employer or any Group Company, any intellectual property which is under consideration for development by the Employer or any Group Company, any advertising, marketing, or promotional campaign which the Employer or any Group Company is to conduct; and
4.1.8.any information which the Grantee ought reasonably to know is confidential and any information which has been given to the Employer or any Group Company in confidence by agents, buyers, clients, consultants, customers, suppliers, or other persons.
4.2.The previous Sub-paragraph will apply to any such information whether designated as confidential and proprietary or not and whether provided orally, in writing or on electronic media. The previous Sub-paragraph will not apply to any information which the Grantee can demonstrate: (i) was known to the Grantee prior to the commencement of the Grantee’s employment by the Employer; or (ii) is in the public domain, other than by way of unauthorized disclosure (whether by the Grantee or any other person).
4.3.No Confidential and Proprietary Information may be reproduced (except in the proper exercise of Grantee’s duties to the Employer) or given to the press or any publication whatsoever or in the form of a paper to a professional body without the prior written consent of the Employer or the Company.
4.4.The Grantee shall not make copies of, or memorize any, Confidential and Proprietary Information and shall on the Termination Date return to the Company any records in any form of Confidential and Proprietary Information acquired or received by the Grantee during the course of his/her employment and shall not retain any copy, in whatever means, or summary of the same.
4.5.This Agreement shall not prevent the Grantee from:
4.5.1.reporting misconduct, or a serious breach of applicable regulatory requirements to anybody responsible for supervising or regulating the matters in question;
4.5.2.disclosing the information specifically requested by a mandatory order issued by a competent administrative authority or court;
4.5.3.reporting an offence to a law enforcement agency; or
4.5.4.co-operating with a criminal investigation or prosecution.

Non-Solicitation and Non-Competition:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5.Restrictive Covenants:
5.1Definitions
The following definitions apply herein unless the context requires otherwise:
5.1.1“Critical Employee” means any person who is employed or engaged by or seconded or assigned to the Company or any Group Company during the Restricted Period and:

5.1.1.1for whom, during the Relevant Period:
a.the Grantee have had direct or indirect managerial responsibility; or
b.with whom the Grantee had contact or dealings; and
5.1.1.2who, during the Relevant Period:
a.had contact with Customers or Prospective Customers or suppliers in performing his/her duties of employment with the Company or any Group Company; and/or
b.is in possession of Confidential and Proprietary Information about Customers or Prospective Customers or suppliers;

5.1.2“Customer” means any person, firm, company, business entity or other organization whatsoever to which the Company or any Group Company distributed, sold or supplied Restricted Goods or Restricted Services during the Relevant Period;

5.1.3“Prospective Customer” means any person, firm, company, business entity or other organization whatsoever with which the Company or any Group Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of Restricted Goods or Restricted Services;

5.1.4“Relevant Period” means the period of twelve (12) months immediately preceding the start of the Restricted Period;
5.1.5“Restricted Area” means Spain and any other country in the world where the Employer or any Group Company is providing or supplying, or is planning to provide or supply, any Restricted Goods or Restricted Services and in or for which, during the course of the Grantee’s employment, the Grantee, or any employee under the Grantee’s direct supervision, performed material duties for the Company or relevant Group Company;
5.1.6“Restricted Goods or Restricted Services” means:
5.1.6.1any products and services provided by the Company or any Group Company as at the Termination Date or which the Company or any Group Company has planned to start providing within six (6) months of the Termination Date including, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards researched, developed, manufactured, distributed or sold by the Company or any Group Company; and
5.1.6.2with which the Grantee duties were materially concerned or for which the Grantee, or any employee who was under the Grantee’s direct or indirect supervision, were responsible during the Relevant Period,

5.1.6.3or any products or services of the same type or materially similar to such products or services;
5.1.7“Restricted Period” means a period of twelve (12) months following the earlier of (i) the Termination Date except in the event of Retirement; (ii) such date on which the Grantee cease providing services to the Company for any reason other than Retirement; or (iii) in the event of termination due to Retirement, the final Vesting Date, and limited to twenty-four (24) months after termination of employment;
5.1.8“Termination Date” means the date upon which the Grantee’s employment with the Company terminates for whatever reason and howsoever arising, whether lawfully or unlawfully.
5.2Non-Competition and Non-Solicitation.
5.2.1In order to protect the Confidential and Proprietary Information, and business/customer connections and workforce stability of the Company and any Group Company, and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, the Grantee agrees that during the appointment, during any period between Retirement and the final Vesting Date (if applicable) and during the Restricted Period, without the Company’s consent, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company and any Group Company, (and whether as an employee, employer, consultant, agent, principal, partner, corporate officer, board member, director, service provider or in any other individual or representative capacity whatsoever), directly or indirectly:
5.2.1.1In competition with the Company and/or any Group Company, contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, any Customer, or Prospective Customers of the Company or any Group Company in respect of Restricted Goods or Restricted Services;
5.2.1.2Solicit or induce, either directly or indirectly, any Critical Employee to leave the employ of the Company or any Group Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any Critical Employee in the business of researching into, developing or otherwise dealing with Restricted Goods or Restricted Services; and/or
5.2.1.3Within the Restricted Area become employed by, render services to or directly or indirectly (whether for compensation or otherwise,), manage, operate, or control, or join or participate in the management, operation or control of any business which provides or supplies Restricted Goods or Restricted Services within the Restricted Area (or is intending to do so within the Restricted Period) if the business:
a.is in competition with the Company and/or any Group Company with respect to Restricted Goods or Restricted Services; or
b.is intending to compete with the Company and/or any Group Company with respect to Restricted Goods or Restricted Services within the Restricted Period,
For the purposes of this restriction, acts done by the Grantee outside the Restricted Area shall nonetheless be deemed to be done within the Restricted Area where their primary purpose is to distribute, sell, supply or otherwise deal with Restricted Goods or Restricted Services in the Restricted Area.
5.2.2As compensation for the non-competition restrictions set out in Sub-paragraph 5.2.1 above imposed after the termination of employment, as described above, the Company agrees to pay the Grantee an amount equivalent to forty percent (40%) of the Grantee’s last annual fix monetary salary (pro-rated to the Restricted Period (the “Restriction Payment”), payable in equal monthly instalments in arrears (for each month of the Restricted Period). In the event that the Grantee breaches his/her obligations under Sub-paragraph 5.2.1, the Company shall immediately stop making payments. In the event of breach of the non-competition restrictions set out above, the Grantee shall reimburse the Restriction Payment, with delayed interests, in addition to compensation for damages caused to the Company and any Group Company together with all costs reasonably incurred by the Company in recovering the Restriction Payment and/or in relation to such claim or proceedings, including legal fees, and shall pay to the Company a penalty equal to the Restriction Payment.

5.2.3Subject to the reporting of possible violations of the securities laws to the Spanish supervisory authority, the Financial Services and Markets Authority (FSMA), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others, the Grantee agrees, during employment, any period between Retirement and the final Vesting Date and during the Restricted Period, to keep confidential and not: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
5.2.4The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is a party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and any Group Company, (c) solicitation or hire of Company and any Group Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions and the amount to be paid to the Grantee in consideration for the post-termination non- competition obligations shall be the highest of both considerations, but not the addition of both consideration. To the extent the restrictions contained in this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the restrictions in this Agreement. If after the date of this Agreement the Grantee subsequently agrees to enter into an agreement containing restrictive covenants (“Subsequent Restrictions”), to the extent that the restrictions contained in this Agreement conflict in any way with any Subsequent Restrictions, such conflict shall be resolved by giving effect to the Subsequent Restrictions.
5.2.5The Grantee hereby agrees that the Grantee will at the request and cost of the Company enter into a direct agreement or undertaking with any Group Company whereby the Grantee will accept restrictions and provisions corresponding to the restrictions and provisions in this Agreement (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period as such Group Company may reasonably require for the protection of its legitimate business interests.

5.2.6If the Grantee’s employment transfers by operation of law to a third party (the “Transferee”), this Agreement shall with effect from that transfer of employment apply to the Grantee as if references to the Company included the Transferee and references to any Group Company were construed accordingly, and as if the references to defined terms in respect of the Company and any Group Company including but not limited to "Customer", "Prospective Customer" and "Critical Employee", applied to the customers, prospective customers and critical employees of the Transferee and their respective Group Companies. The Grantee agrees to execute any such documents as may be required to effectuate said benefit.

5.2.7Each of the restrictions contained in this Paragraph 5.2, each definition set out in Paragraph 5.1, each limb of such definition and each operative word within each Sub-paragraph or definition is intended to be an entirely separate, severable and independent restriction, notwithstanding that they are combined together for the sake of brevity, and the Grantee agrees not to advance any argument to the contrary. In the event that any of the restrictions shall be held to be void or ineffective but would be valid and effective if some part of the wording thereof were deleted such restriction shall apply with such modification as may be necessary to make it valid and effective. If such a deletion applies to a definition, such deletion shall not apply to any other restriction, so that each definition is deemed to be repeated each time it is used.
5.2.8The Grantee agrees, during the period of twelve (12) months immediately following the termination of the Grantee’s employment with the Company for any reason, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
5.2.9While the Grantee is employed with the Company and for a period of at least twelve (12) months thereafter, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.
5.2.10Upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company as a reminder and ratification of the Grantee undertaking to comply with the Grantee obligations under this agreement.

5.2.11The Grantee acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, reasonable and necessary under the circumstances and are reasonably required for the protection of the Company and any Group Company.
Language:
16.Language. The Grantee warrants and represents that he/she is fluent in English and fully and unmistakably understands the terms and conditions of this Agreement and has been given the opportunity to seek assistance in translation. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.
Imposition of Other Requirements:
17.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Electronic Delivery and Acceptance

18.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Data Privacy:
19.Data Privacy.
(a)The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer.
(b)Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.
(c)Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan.
(d)International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent.
(e)Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan.
(f)Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department.
(g)Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject.
(h) For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/.
Additional Acknowledgements and Authorizations:
20.Additional Acknowledgements and Authorizations
By accepting the Award, the Grantee consents to participation in the Plan and acknowledges that the Grantee has received a copy of the Plan.
The Grantee understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant the Award under the Plan to employees of the Company and its subsidiaries. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any subsidiary, other than to the extent set forth in this Agreement. Consequently, the Grantee understands that the Award is granted on the assumption and condition that the Award and any shares acquired at vesting of the Award are not part of any employment or service contract (either with the Company or any subsidiary), and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, the Grantee understands that this grant would not be made but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Award shall be null and void.
Further, the Grantee understands that he or she will not be entitled to continue vesting in any Award upon cessation of the Grantee’s employment or service, except as otherwise provided in this Agreement. This will be the case, for example, even in the event of a termination of the Grantee’s employment by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjusted or recognized to be without cause (“improcedente”), individual or collective dismissal or objective grounds, whether adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. The Grantee acknowledges that the Grantee has read and specifically accepts the vesting and termination conditions in the Agreement.
The Grantee further acknowledges that:

(a) the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;

(b) neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and

(c) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

The Grantee is employed either by WEX Europe Limited, a wholly-owned subsidiary of the Company, WEX Europe UK Limited, a wholly-owned subsidiary of the Company or WEX Europe Services Limited, a wholly-owned subsidiary of the Company (each a “Group Company” and collectively, with all other subsidiaries of the Company, the “Group Companies”); (each, respectively, the “Employer”).
"Eligible employees" for the purposes of Restricted Stock Unit Awards made to participants resident in the United Kingdom shall include employees and executive directors only of the Employer.
Confidential and Proprietary Information:
The following provisions replace Paragraph 4 of the Agreement in its entirety:
4.Confidential Information.
4.1.The Grantee acknowledges that in connection with his/her employment with the Employer, the Grantee has and will continue to have access to, obtain, and become aware of the Employer’s trade secrets and/or Confidential Information (as defined below) of a nature not generally disclosed to the public, such that Grantee will be placed in a position whereby the Grantee may cause commercial and irreparable damage to the legitimate business interests of the Employer and/or any Group Company by using or disclosing Employer’s trade secrets and/or such Confidential Information.
4.2.In order to protect the legitimate business interests of the Employer and/or any Group Company, the Grantee agrees that during employment and after the Termination Date (without limitation in time), and without prejudice to the Grantee’s common law duties, the Grantee shall keep confidential and not directly or indirectly:
4.2.1.make any disclosure to any other person, company or organisation whatsoever; and/or
4.2.2.for the Grantee’s own benefit or for the benefit of any other person, company or organisation whatsoever, make use of any trade secrets or Confidential Information that has or will come to the Grantee’s knowledge during his/her employment, or that has been or will be given to the Grantee in confidence by the Employer and/or any Group Company, or which the Grantee as a person of honesty and reasonable intelligence should reasonably treat as confidential, whether or not the same is specifically marked as confidential and whether provided orally, in writing or on electronic media, or memorized by the Grantee, except in the proper course of the Grantee’s duties to the Employer and/or any Group Company, as required by law or as authorised by the Board of Directors.
4.3.The term “Confidential Information” includes but is not limited to:
4.3.1. financial information relating to the Employer and any Group Company including (but not limited to) management accounts, sales forecasts, dividend forecasts, profit and loss accounts and balance sheets, draft accounts, results, order schedules, profit margins, pricing strategies, and other information regarding the performance or future performance of the Employer or any Group Company;
4.3.2.client or customer lists and contact lists, details of the terms of business with, the fees and commissions charged to or by and the requirements of customers or clients, prospective customers or clients of, buyers from and suppliers to the Employer or any Group Company, price lists, discount structures, pricing statistics, market research reports, renewal dates and any customer or prospective customer complaints;

4.3.3.any information relating to expansion plans, maturing business opportunities, business strategy, marketing plans, and presentations, tenders, projects, joint ventures or acquisitions and developments contemplated, offered, or undertaken by the Employer or any Group Company;
4.3.4.details of the employees, officers, and workers of and consultants to the Employer or any Group Company, their job skills and capabilities and the remuneration and other benefits paid to them;
4.3.5.copies or details of, and information relating to, know-how, research activities, inventions, creative briefs, ideas, computer programs (whether in source code or object code), secret processes, designs and formulae, or other intellectual property undertaken, commissioned, or produced by or on behalf of the Employer or any Group Company;
4.3.6.confidential reports or research commissioned by or provided to the Employer or any Group Company and any trade secrets and confidential transactions of the Employer or any Group Company;
4.3.7.details of any marketing, development, pre-selling or other exploitation of any intellectual property, or other rights of the Employer or any Group Company, any proposed options or agreements to purchase, license, or otherwise exploit any intellectual property of the Employer or any Group Company, any intellectual property which is under consideration for development by the Employer or any Group Company, any advertising, marketing, or promotional campaign which the Employer or any Group Company is to conduct;
4.3.8.any information which the Grantee ought reasonably to know is confidential and any information which has been given to the Employer or any Group Company in confidence by any third party; and
4.3.9.any compilation of information which in its individual parts may not be Confidential Information but which derives its commercial value and its confidential nature from its aggregation.
4.4. No trade secrets and/or Confidential Information may be reproduced (except in the proper exercise of the Grantee’s duties to the Employer or any Group Company), memorised, or given to the press or any publication whatsoever or in the form of a paper to a professional body without the prior written consent of the Employer.
4.5. The Grantee shall on the date upon which the Grantee’s employment with the Employer terminates for whatever reason and howsoever arising, whether lawfully or unlawfully, return to the Employer any records in any form of trade secrets and/or Confidential Information acquired or received by the Grantee during the course of his/her employment and shall not retain any copy or summary of the same.
4.6.The restrictions in Sub-paragraphs 4.2 and 4.4 will not apply to any information which the Grantee can demonstrate: (i) was known to the Grantee prior to the commencement of the Grantee’s employment by the Employer; or (ii) is in the public domain, other than by way of unauthorised disclosure (whether by the Grantee or any other person).
4.7.This Agreement shall not prevent the Grantee from:
4.7.1.reporting misconduct, or a serious breach of applicable regulatory requirements to a law enforcement agency or anybody responsible for supervising or regulating the matters in question; or
4.7.2.disclosing any information which the Grantee is entitled to disclose under the Public Interest Disclosure Act 1998 provided that such disclosure is in accordance with that Act and in accordance with the Employer’s Whistleblowing Policy; or
4.7.3.disclosing Confidential Information or other information where it is required to be disclosed by judicial, administrative, governmental or regulatory process in connection with any action, suit, proceeding or claim or otherwise by applicable law; or

4.7.4.making a disclosure to regulated health and legal professionals who owe the Grantee a duty of confidentiality; or
4.7.5.co-operating with a criminal investigation or prosecution.
Non-Solicitation and Non-Competition:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5A. Definitions.
The following definitions apply to the Sub-paragraph in 5B below:
5A.1. “Critical Employee” means any person at a manager level or above:
5A.1.1. who is employed or engaged by or seconded or assigned to the Employer or any Group Company during the Restricted Period; and
5A.1.2. for whom, during the Relevant Period:
5A.1.2.1. the Grantee has had direct or indirect managerial responsibility; or
5A.1.2.2. with whom the Grantee had material contact or dealings; and
5A.1.3 who, during the Relevant Period:
5A.1.3.1. had material contact with Customers or Prospective Customers in performing his/her duties of employment with the Employer or any Group Company; and/or
5A.1.3.2. is in possession of Confidential Information about Customers or Prospective Customers;
5A.2. “Customer” means any person, firm, company, business entity or other organization whatsoever to which the Employer or any Group Company distributed, sold or supplied Restricted Goods or Restricted Services during the Relevant Period and with which, during that period:
5A.2.1. the Grantee, or
5A.2.2. any employee under the Grantee’s direct or indirect supervision, had material dealings in the course of employment with the Employer or any Group Company, or about whom the Grantee was in possession of Confidential Information, but always excluding therefrom any subsidiary, division, branch or office of such person, firm, company or other organisation whatsoever with which the Grantee and/or any such employee had no dealings during that period;
5A.3. “Permitted Investment” means holding an investment by way of shares or other securities of not more than five percent (5%) of the total issued share capital of any company, whether or not it is listed or dealt in on a recognised stock exchange.
5A.4.    “Potential Adverse Party” means (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (v) any person acting on behalf of any of the foregoing.
5A.5    “Prospective Customer” means any person, firm, company or other organisation whatsoever with which the Employer or any Group Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of Restricted Goods or Restricted Services and with which, during such period:
5A.5.1. the Grantee, or

5A.5.2. any employee who was under the Grantee’s direct or indirect supervision, had material dealings in the course of employment by the Employer or any Group Company, or about which the Grantee was in possession of Confidential Information, but always excluding therefrom any subsidiary, division, branch or office of that person, firm, company or other organisation with which the Grantee and/or any such employee had no dealings during that period;
5A.6. “Relevant Period” means the period of twelve (12) months immediately preceding the start of the Restricted Period;
5A.7. “Restricted Area” means (i) the United Kingdom; (ii) any country within the European Union or EEA; and (iii) any other country in the world where the Employer or any Group Company is providing or supplying, or is planning to provide or supply, any Restricted Goods or Restricted Services and in or for which, during the Relevant Period:
5A.7.1. the Grantee, or
5A.7.2. any employee under the Grantee’s direct supervision, performed material duties for the Employer or relevant Group Company;
5A.8. “Restricted Goods or Restricted Services” means any products and services:
5A.8.1. (a) provided by the Employer or any Group Company as at the Termination Date or which the Employer or any Group Company has planned to start providing within six (6) months of the Termination Date including, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information; and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards; and/or (b) any products or services of the same type or materially similar to such products or services; and
5A.8.2. with which the Grantee’s duties were materially concerned or for which the Grantee, or any employee who was under the Grantee’s direct or indirect supervision, was responsible during the Relevant Period.
5A.9. “Restricted Period” means the period commencing on the earlier of (i) the Termination Date; (ii) the date when the Grantee commences Garden Leave; or (iii) such date on which the Grantee ceases providing services to the Employer, and continuing for twelve (12) months in respect of the Non-Solicitation of Customers, Prospective Customers and Critical Employees in Sub-paragraphs 5B.1.1 and 5B.1.2, six (6) months in respect of the Non-Competition restriction in Sub-paragraph 5B.1.3, and twelve (12) months in respect of the Potential Adverse Party and Non-Disparagement in Sub-paragraph 5.C.
5A.10. “Termination Date” means the date upon which the Grantee’s employment with the Employer terminates for whatever reason and howsoever arising, whether lawfully or unlawfully.
5B. Non-Solicitation and Non-Competition.
5B.1. The Grantee agrees that, in order to protect the Confidential Information, business/customer connections and workforce stability of the Employer and any Group Company, during his/her employment with the Employer, and during the Restricted Period, he/she shall not without the Employer’s consent, whether on his/her own behalf or in conjunction with any person, firm, company, business entity or other organisation whatsoever, (and whether as an employee, employer, consultant, agent, principal, partner corporate officer, board member, director, or in any other individual or representative capacity whatsoever), directly or indirectly:

5B.1.1. in competition with the Employer and/or any Group Company within the Restricted Area, contact, call on, provide advice to, solicit, take away, or divert, and/or influence or attempt to influence any Customer or Prospective Customer of the Employer or any Group Company in respect of Restricted Goods or Restricted Services;
5B.1.2. solicit or induce, either directly or indirectly, any Critical Employee to leave the employ of the Employer or any Group Company; or within the Restricted Area hire or employ, or assist in the hire or employment of, either directly or indirectly, any Critical Employee in the business of researching into, developing or otherwise dealing with Restricted Goods or Restricted Services;
5B.1.3. (i) be employed by; or
(ii) be engaged in; or
(iii) be materially interested in; or
(iv) render services to, any business which provides or supplies Restricted Goods or Restricted Services within the Restricted Area, if:
(a) the business
•is in competition with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services; or
• is intending to compete with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services within the Restricted Period; or
(b)    it is likely to result in the intentional or unintentional disclosure or use of Confidential Information by the Grantee in order for the Grantee to properly discharge his/her duties or to further the Grantee’s interest in that business.
5C. Potential Adverse Party and Non-Disparagement

5C.1    Subject to Sub-paragraph 4.7 above, and except in the proper course of the Grantee’s duties to the Employer in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Employer or the Company, the Grantee shall not during his/her employment with Employer and during the Restricted Period, directly or through others:

5C.1.1 provide to a Potential Adverse Party any (i) Confidential Information, or (ii) any information derived from the Grantee’s experience with the Employer or any Group Company;

5C.1.2 make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Employer or any Group Company and/or any current or former officer, director or employee of the Employer;

5C.1.3 join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; or

5C.1.4 aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in: (i) asserting, prosecuting or defending any claim, action or proceeding against the Employer or the Company; (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company; or (iii) proposing to acquire the Employer, or the Company or any of its assets or subsidiaries.

5C.1.5 If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”),

and shall not discuss the Employer, the Company or any Group Company with any such Potential Adverse Party without prior written approval from the CLO.

5D.     For the purposes of this Paragraph 5, acts done by the Grantee outside the Restricted Area shall nonetheless be deemed to be done within the Restricted Area where their primary purpose is to distribute, sell, supply or otherwise deal with Restricted Goods or Restricted Services in the Restricted Area. The restrictions imposed in Sub-paragraphs 5B and 5C of this Agreement apply to the Grantee acting:
(i)    directly or indirectly; and
(ii)    on the Grantee’s own behalf or on behalf of, or in conjunction with, any firm, company or person.
5E. This Paragraph 5 shall not prevent the Grantee from:
5E.1. holding a Permitted Investment; or
5E.2. being engaged in or rendering services to, any business concern during the Restricted Period, provided that the Grantee’s duties or work shall
5E.2.1. relate solely to services or activities of a kind with which the Grantee (or an employee under the Grantee’s direct supervision) was not concerned to a material extent during the Relevant Period; and
5E.2.2.    there is no risk of conscious or subconscious direct or indirect transmission of Confidential Information or trade secrets.
5F. The Employer has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Employer, (c) solicitation or hire of employees of the Employer, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraphs 4 or 5 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect first to the enforceable restrictions in this Agreement.
5G. The Grantee hereby agrees that he/she will at the request and cost of the Employer enter into a direct agreement or undertaking with any Group Company whereby he/she will accept restrictions and provisions corresponding to the restrictions and provisions in Paragraphs 4 and 5 (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period as such Group Company may reasonably require for the protection of its legitimate business interests.
5H. If the Grantee’s employment transfers by operation of law to a third party (the “Transferee”), Paragraphs 4 and 5 shall with effect from that transfer of employment apply to the Grantee as if references to the Employer included the Transferee and references to any Group Company were construed accordingly, and as if the references to defined terms in respect of the Employer and any Group Company including but not limited to "Customer", "Prospective Customer" and "Critical Employee", applied to the customers, prospective customers and critical employees of the Transferee and their respective Group Companies. The Grantee agrees to execute any such documents as may be required to effectuate said benefit.
5I. Each of the restrictions contained in this Paragraph 5, each definition set out in Sub-paragraph 5A, each limb of such definition and each operative word within each Sub-paragraph or definition is intended to be an entirely separate, severable and independent restriction, notwithstanding that they are combined together for the sake of brevity, and the Grantee agrees not to advance any argument to the contrary. In the event that any of the restrictions shall be held to be void or ineffective but would be valid and effective if some part of the wording thereof were deleted such restriction shall apply with such modification as may be necessary to make it valid and effective. If such a deletion applies to a definition, such deletion shall not apply to any other restriction, so that each definition is deemed to be repeated each time it is used.
5J. The Grantee warrants that s/he will provide a copy of this Agreement to any employer or other person to whom or with whom the Grantee is intending to provide services or enter into employment within the Restricted Period, and that the Grantee will do so before entering into any contractually binding agreement to perform such services or enter into employment.
5K. Immediately after agreeing to provide services to or enter into employment with any third party during the Restricted Period, the Grantee will notify the Employer of the identity of that third party.
5L. Mindful of the obligations set forth in Paragraphs 4 and 5, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Employer.
5M. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Employer and Group Company.
No Rights to Continued Employment or Service:
The following provisions supplement Paragraph 8 of the Agreement:
The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment contract (if any).
The rights and obligations of the Grantee under the terms of his/her office or employment with his/her employing entity, any past or present subsidiary, or associated or affiliate company of the Company shall not be affected by his/her participation in the Plan or the grant of this Award or any right which he/she may have to participate therein, and the Grantee hereby waives all and any rights to compensation or damages in consequence of the termination of his/her office or employment with any such company for any reasons whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from his/her ceasing to have rights under the Plan or being entitled to this Award as a result of such termination, or from the loss or diminution in value of such rights or entitlements.
Governing Law
The following provision replaces Paragraph 9 of the Agreement in its entirety:
9.    Governing Law. Save for taxation and the Paragraphs which have been replaced or amended for the United Kingdom as set forth herein (Paragraphs 4, 5, 8, 9, 10, 13, 16, 17, 18, 19) which shall be governed by the laws of England and Wales, this Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.
Tax Obligations:
The following provisions replace Paragraph 10 of the Agreement in its entirety:
10.    Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that he/she is responsible for the payment of UK income tax and employee's primary Class 1 national insurance contribution liabilities (and any other taxes required to be withheld) payable in connection with the vesting of an Award. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. Notwithstanding the foregoing, the Company may retain and withhold from delivery at the time of vesting that number of shares of Common Stock having a fair market value equal to the taxes owed by the Grantee, which retained shares shall fund the payment of such taxes by the Company on behalf of the Grantee.
Further to the above, the Grantee agrees to indemnify and keep indemnified the Company and the Employer in respect of any income tax liability which falls to be paid to UK HM Revenue & Customs ("HMRC") by the Company or the Employer under the Income Tax (Earnings & Pensions) Act 2003 ("ITEPA") and the PAYE regulations referred to in it, and any employees' primary Class 1 national insurance contributions which fall to be paid to HMRC by the Company or the Employer under the PAYE system as it applies for national insurance purposes under the Social Security Contributions and Benefits Act 1992 and the regulations referred to in it arising in connection with the grant, vesting or cancellation of the Award or the acquisition or other dealing in the shares of Common Stock acquired.
If so required by the Company, and if the shares subject to the Award are considered to be "restricted securities" for the purposes of Part 7, Chapter 2 ITEPA (such determination to be made by the Company in its absolute discretion), settlement of the Award will be conditional on the Grantee executing a joint election pursuant to section 431 ITEPA together with the Employer in order to elect that the market value of the shares subject to the Award be calculated as if such shares were not "restricted securities".
Amendments; Severability:
Paragraph 13 Sub-paragraph (b) of the Agreement does not apply.
Data Privacy:
16.    Data Privacy
(a)The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer.
(b)Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.
(c) Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan.

(d)International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent.
(e) Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan.
(f) Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department.
(g)Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject.

(h)For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/.
Imposition of Other Requirements:
17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Electronic Delivery and Acceptance:
18.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Additional Acknowledgements and Authorizations:

19. Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that:

(a) the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;

(b) neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and

(c) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

United States - North Dakota, Nebraska, Oklahoma, Oregon
Non-Solicitation:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5.    Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that:
(a)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information;
(b)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, utilize the Company’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company;

(c)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company within sixty (60) days preceding that individual’s hire by the Grantee or his/her subsequent employer;
(d)    During the term of his/her employment with the Company, the Grantee promises and agrees that he/she will not, in any way, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any competitive activity relating to the subject matter of his/her employment with the Company or relating to the Company’s business; and/or
(e)    Subject to Sub-paragraph 4(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
The restrictions in this Paragraph shall not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company’s and its subsidiaries’ businesses are conducted internationally and agrees that the provisions in this Paragraph shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company.
The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraphs 4 or 5 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law.
The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event he/she breaches any part of Paragraphs 4 or 5 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if he/she breaches any covenant set forth in Paragraph 5, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach.
If any one or more provisions of Paragraphs 4 or 5 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Paragraphs 4 or 5 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled.
The Grantee agrees, during (i) the twelve (12) month period following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.
Mindful of the obligations set forth in Paragraphs 4 and 5, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.

United States – Colorado Only
Non-Solicitation:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5.    Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information and trade secrets provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that:
(a)    During his/her employment with the Company, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific trade secret information the Grantee discovered or gained access to as a result of the Grantee’s access to Company trade secrets;
(b)    During his/her employment with the Company, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, utilize the Company’s trade secrets to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company;
(c)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company within sixty (60) days preceding that individual’s hire by the Grantee or his/her subsequent employer;
(d)    During the term of his/her employment with the Company, the Grantee promises and agrees that he/she will not, in any way, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any competitive activity relating to the subject matter of his/her employment with the Company or relating to the Company’s business; and/or
(e)    Subject to Sub-paragraph 4(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
If Grantee earns from the Company an amount of annualized cash compensation equivalent to or greater than sixty-percent of the threshold amount for highly compensated workers, as adjusted annually by the Colorado Division of Labor Standards and Statistics in the Department of Labor and Employment (for 2023, $67,500), then Sub-paragraphs 5(a) and 5(b) shall apply both during the term of Grantee’s employment with the Company and for a period of one year thereafter. Grantee stipulates that the customer non-solicitation covenants in Sub-paragraphs 5(a) and 5(b) are reasonable and necessary for the protection of trade secrets within the meaning of the Colorado Noncompete Act.
The restrictions in this Paragraph shall not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company’s and its subsidiaries’ businesses are conducted internationally and agrees that the provisions in this Paragraph shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company.
The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraphs 4 or 5 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law.
The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event he/she breaches any part of Paragraphs 4 or 5 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if he/she breaches any covenant set forth in Paragraph 5, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach.

If any one or more provisions of Paragraphs 4 or 5 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Paragraphs 4 or 5 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled.
The Grantee agrees, during (i) the twelve (12) month period following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.
Nothing in this Agreement prohibits disclosure of information that arises from Grantee’s general training, knowledge, skill, or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that Grantee otherwise has a right to disclose as legally protected conduct.
Mindful of the obligations set forth in Paragraphs 4 and 5, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.

United States - California Only
Non-Solicitation:
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5.    Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that:
(a)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information;
(b)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, utilize the Company’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company;
(c)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, utilize the Company’s Confidential and Proprietary Information to solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or utilize the Company’s Confidential and Proprietary Information to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or utilize the Company’s Confidential and Proprietary Information to hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company within sixty (60) days preceding that individual’s hire by the Grantee or his/her subsequent employer;
(d)    During the term of his/her employment with the Company, the Grantee promises and agrees that he/she will not, in any way, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any competitive activity relating to the subject matter of his/her employment with the Company or relating to the Company’s business; and/or
(e)    Subject to Sub-paragraph 4(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a

“group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
The restrictions in this Paragraph shall not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company’s and its subsidiaries’ businesses are conducted internationally and agrees that the provisions in this Paragraph shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company.
The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraphs 4 or 5 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law.
The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event he/she breaches any part of Paragraphs 4 or 5 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if he/she breaches any covenant set forth in Paragraph 5, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach.
If any one or more provisions of Paragraphs 4 or 5 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Paragraphs 4 or 5 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled.
The Grantee agrees, during (i) the twelve (12) month period following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.
Mindful of the obligations set forth in Paragraphs 4 and 5, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.
Governing Law:
The following provision replaces Paragraph 9 of the Agreement in its entirety:
9.    Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of California, without effect to the conflicts of laws principles thereof.
Nothing in this Agreement shall be construed to prohibit Grantee from disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Grantee has reason to believe is unlawful.

United States – District of Columbia Only
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5.    Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that:
(a)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information;
(b)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, utilize the Company’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company;
(c)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company within sixty (60) days preceding that individual’s hire by the Grantee or his/her subsequent employer; and/or
(d)    Subject to Sub-paragraph 4(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
The restrictions in this Paragraph shall not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company’s and its subsidiaries’ businesses are conducted internationally and agrees that the provisions in this Paragraph shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company. Further, nothing in this Agreement or any Company policy restricts Grantee from having additional outside employment or contract work so long as the outside work does not result in disclosure or use of confidential Company information or proprietary Company information, violate Grantee’s duty of loyalty, or create a conflict of interest.
The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraphs 4 or 5 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law.
The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event he/she breaches any part of Paragraphs 4 or 5 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if he/she breaches any covenant set forth in Paragraph 5, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach.
If any one or more provisions of Paragraphs 4 or 5 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Paragraphs 4 or 5 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled.
The Grantee agrees, during (i) the twelve (12) month period following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.

Mindful of the obligations set forth in Paragraphs 4 and 5, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.

United States - Illinois Only
The following provisions are added to the end of Paragraph 5:
The provisions of Sub-paragraph 5(e) shall only apply if the Grantee’s actual or expected annualized rate of earnings exceeds the amount required by 820 ILCS 90/10(a). The provisions of Sub-paragraphs 5(a), 5(b), 5(c) and 5(d) shall only apply if the Grantee’s actual or expected annualized rate of earnings exceeds the amount required by 820 ILCS 90/10(b). The Grantee acknowledges that the Grantee had at least fourteen (14) days to consider this Agreement before being required to sign it and if the Grantee signed it before the expiration of the fourteen (14) day period, the Grantee did so of the Grantee’s own volition and waived the remainder of the fourteen (14) day consideration period. The Company advises the Grantee to consult with an attorney before signing this Agreement, and the Grantee acknowledges that Grantee has been so advised. The Grantee further acknowledges that the promises and benefits provided by the Company to the Grantee constitute professional or financial benefits which are adequate consideration by themselves to support the covenants contained in Paragraph 5.

United States -Maine Only
The following provisions are added to the end of Paragraph 5:
The Grantee acknowledges and agrees that (i) the Grantee was provided a copy of this Agreement three (3) or more days in advance of any requirement to sign it, (ii) the Grantee earns wages at or above four hundred percent (400%) of the federal poverty level, (iii) Sub-paragraph 5(e) will not take effect until after one (1) year of the start of the Grantee’s employment with the Company or a period of six (6) months from the date this Agreement is signed, whichever is later, and (iv) the restrictions of Sub-paragraph 5(e) are necessary to protect the Company’s trade secrets, confidential information, and goodwill, and that these business interests cannot be adequately protected through alternative restrictive covenants alone.

United States - Massachusetts Only
Non-Competition
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5.    Non-Competition and Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during his/her employment with the Company and continuing thereafter (1) with respect to Sub-paragraphs 5(a) through 5(d), (i) until twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, until twelve (12) months following the final Vesting Date, (2) with respect to Sub-paragraph 5(e), until twelve (12) months following the termination of his/her employment with the Company for any reason and (3) with respect to Sub-paragraph 5(f), in perpetuity, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise:

(a)    Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company with whom the Grantee directly performed any services or had any direct business contact;
(b)    Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information;
(c)     Utilize the Company’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company;
(d)    Solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company within sixty (60) days preceding that individual’s hire by the Grantee or his/her subsequent employer;
(e)    Become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity), own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise. For purposes of this Sub-paragraph 5(e), a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s employment with the Company or within six (6) months after the Grantee’s termination of employment with the Company or its subsidiaries, owned or controlled. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. The restrictions in this Paragraph 5 shall be effective and binding only to the extent permissible under Rule 5.6 of the Maine Rules of Professional Conduct or any similar rule governing the practice of law that is applicable to the Grantee. The restrictions in this Paragraph shall not be construed to prevent the Grantee from, following the termination of his/her employment with the Company, working for a business entity that does not compete with the Company or its subsidiaries simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Paragraph will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The restrictions in this Paragraph shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company’s and its subsidiaries’ businesses are conducted internationally and agrees that the provisions in this Paragraph shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company. The Grantee acknowledges that the Company’s grant and provision of the Restricted Stock Units, to which the Grantee would not be entitled absent execution of this Agreement, constitute fair, reasonable, and mutually agreed upon consideration to support this Sub-paragraph 5(e). This Sub-paragraph 5(e), only, shall not apply if the Grantee is terminated without Cause or laid off. For purposes of this Sub-paragraph 5(e), only, the term “Cause” shall mean willful misconduct by the Grantee or willful failure by the Grantee to perform his or her responsibilities to the Company (including, without limitation, breach by the Grantee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Grantee and the Company), as determined by the Company, which determination shall be conclusive. The Grantee’s employment shall be considered to have been terminated for Cause if the Company determines, within thirty (30) days after the Grantee’s termination, that termination for Cause was warranted; and/or
(f)    Subject to Sub-paragraph 4(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraphs 4 or 5 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law.

The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event he/she breaches any part of Paragraphs 4 or 5 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if he/she breaches any covenant set forth in Paragraph 5, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach; except that the duration of the covenants contained in Sub-paragraph 5(e), only, shall extend to twenty-four (24) months if the Grantee breached his or her fiduciary duty to the Company and/or if the Grantee has unlawfully taken, physically or electronically, property belonging to the Company.
If any one or more provisions of Paragraphs 4 or 5 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Paragraphs 4 or 5 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled.
The Grantee agrees, during (i) the twelve (12) month period following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.
Mindful of the obligations set forth in Paragraphs 4 and 5, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.
The Grantee is hereby informed that the Grantee has the right to consult with counsel prior to signing this Agreement.
Governing Law:

The following provision replaces Paragraph 9 of the Agreement in its entirety:
9.    Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof, except that Sub-paragraph 5(e) only shall be governed by the internal laws of the Commonwealth of Massachusetts if the Grantee was a resident of Massachusetts for thirty (30) days immediately preceding his or her cessation of employment with the Company.

United States - Minnesota
The following provisions replace Paragraph 5 of the Agreement in its entirety:
5.    Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that:
(a)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information;
(b)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, utilize the Company’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company;
(c)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company within sixty (60) days preceding that individual’s hire by the Grantee or his/her subsequent employer;

(d)    During the term of his/her employment with the Company, the Grantee promises and agrees that he/she will not, in any way, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any competitive activity relating to the subject matter of his/her employment with the Company or relating to the Company’s business; and/or
(e)    Subject to Sub-paragraph 4(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.
The restrictions in this Paragraph shall not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company’s and its subsidiaries’ businesses are conducted internationally and agrees that the provisions in this Paragraph shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company.
The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraphs 4 or 5 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law.
The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event he/she breaches any part of Paragraphs 4 or 5 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if he/she breaches any covenant set forth in Paragraph 5, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach.
If any one or more provisions of Paragraphs 4 or 5 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Paragraphs 4 or 5 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled.
The Grantee agrees, during (i) the twelve (12) month period following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.
Mindful of the obligations set forth in Paragraphs 4 and 5, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.
The following provision replaces Paragraph 9 of the Agreement in its entirety:
9.    Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof; provided that, if the Grantee primarily resides and works in Minnesota, the laws of the State of Minnesota shall apply to the Grantee, and nothing in this Agreement shall require the Grantee to adjudicate outside of the State of Minnesota a claim arising in Minnesota or deprive the Grantee of the substantive protection of Minnesota law with respect to a controversy arising in Minnesota.

United States - Washington Only
The following provisions replace Paragraph 5 of the Agreement in its entirety:

5.    Non-Competition and Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to him/her, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that:
(a)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, solicit any customer of the Company to cease or reduce the extent to which it is doing business with the Company;
(b)    During his/her employment with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the Vesting Date, he/she shall not, on behalf of the Grantee him/herself or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, solicit any employee of the Company to leave the Company;
(c)    During the term of his/her employment with the Company, the Grantee promises and agrees that he/she will not, in any way, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any competitive activity relating to the subject matter of his/her employment with the Company or relating to the Company’s business;
(d)    If, as of the date enforcement is sought or Grantee’s last day of employment (whichever is earlier), Grantee’s earnings from the Company in the prior year (or portion thereof for which Grantee was employed), when annualized, exceed the amount required by Wash. Rev. Code 49.62.020 as adjusted by 49.62.040 (for 2023, $116,593.18), then Grantee shall not become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity), own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise. For purposes of this Sub-paragraph 5(d), a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s employment with the Company or within six (6) months after the Grantee’s termination of employment with the Company or its subsidiaries, owned or controlled. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of his/her knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. The restrictions in this Paragraph 5 shall be effective and binding only to the extent permissible under Rule 5.6 of the Maine Rules of Professional Conduct or any similar rule governing the practice of law that is applicable to the Grantee. The restrictions in this Paragraph shall not be construed to prevent the Grantee from, following the termination of his/her employment with the Company, working for a business entity that does not compete with the Company or its subsidiaries simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Paragraph will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The restrictions in this Paragraph shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company’s and its subsidiaries’ businesses are conducted internationally and agrees that the provisions in this Paragraph shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company. In the event Grantee’s employment is terminated as a result of a layoff, this Sub-paragraph 5(d) will not be enforced by the Company. If Grantee is a new hire, Grantee acknowledges that the terms of this Agreement were disclosed to Grantee in writing no later than the time of the acceptance of the offer of employment. If Grantee is a current employee, Grantee acknowledges that this Agreement provides, and Grantee has received, good, valuable, sufficient and independent consideration for this Subparagraph 5(d); and/or
(e)    Subject to Sub-paragraph 4(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO.

The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Paragraphs 4 or 5 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law.

The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event he/she breaches any part of Paragraphs 4 or 5 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding.

If any one or more provisions of Paragraphs 4 or 5 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Paragraphs 4 or 5 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled.

The Grantee agrees, during (i) the twelve (12) month period following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.
While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of his/her employment with the Company for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Paragraphs 4 and 5 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Paragraphs 4 or 5 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Paragraphs 4 or 5 are later found to be enforceable in whole or in part.

Mindful of the obligations set forth in Paragraphs 4 and 5, upon termination of his/her employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company.

The following provision replaces Paragraph 9 of the Agreement in its entirety:
9.    Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof. If the laws of the State of Washington apply to the Grantee, then nothing in this Agreement shall require the Grantee to adjudicate a noncompetition covenant outside of the State of Washington, and nothing in this Agreement shall be construed to deprive the Grantee of the protections or benefits of the Washington Noncompete Act (RCW §§49.62.005 – 900).

Grantee understands that nothing in this Agreement or in any Company policy prevents Grantee from discussing or disclosing conduct, or the existence of a settlement involving conduct, that Grantee reasonably believed to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as illegal under state, federal, or common law, or that is recognized as against a clear mandate of public policy, where the conduct occurred at the workplace, at work-related events coordinated by or through the employer, between employees, or between an employer and an employee, whether on or off the employment premises; provided, however, that Grantee remains subject to any obligation to keep confidential the amount paid in settlement of any claim.